                                                                    Exhibit 99.4

                MASTER MORTGAGE LOAN SALE AND SERVICING AGREEMENT

                                     between

                         ABN AMRO Mortgage Group, Inc.,
                                    as Seller

                                       and

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                  as Purchaser

                           Dated as of October 1, 2006

                         Fixed Rate and Adjustable Rate
                                 Mortgage Loans

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.  Definitions..................................................      1

SECTION 2.  Purchase and Conveyance......................................     11

SECTION 3.  Mortgage Loan Schedule.......................................     11

SECTION 4.  Purchase Price...............................................     11

SECTION 5.  Delivery of Mortgage Loan Documents..........................     11
   Section 5.01.     Possession of Mortgage Files........................     11
   Section 5.02.     Books and Records...................................     12
   Section 5.03.     Delivery of Mortgage Loan Documents.................     12

SECTION 6.  Representations, Warranties and Covenants; Remedies for
            Breach.......................................................     13
   Section 6.01.     Representations and Warranties Regarding Individual
                     Mortgage Loans......................................     13
   Section 6.02.     Representations of Seller...........................     23
   Section 6.03.     Remedies for Breach of Representations and
                     Warranties..........................................     24
   Section 6.04.     Indemnification.....................................     26

SECTION 7.  Intentionally Omitted........................................     27

SECTION 8.  Closing......................................................     27

SECTION 9.  Closing Documents............................................     27

SECTION 10. Costs........................................................     28

SECTION 11. Administration and Servicing of the Mortgage Loans...........     28
   Section 11.01.    Seller to Act as Servicer...........................     28
   Section 11.02.    Liquidation of Mortgage Loans.......................     29
   Section 11.03.    Collection of Mortgage Loan Payments................     29
   Section 11.04.    Establishment of Payment Clearing Accounts..........     29
   Section 11.05.    Establishment of Custodial Accounts; Deposits in
                     Custodial Accounts..................................     30
   Section 11.06.    Withdrawals From the Custodial Account..............     31
   Section 11.07.    Establishment of Escrow Account; Deposits in Escrow
                     Account.............................................     32
   Section 11.08.    Withdrawals From Escrow Account.....................     33
   Section 11.09.    Payment of Taxes, Insurance and Other Charges;
                     Collections Thereunder..............................     33
   Section 11.10.    Transfer of Accounts................................     34
   Section 11.11.    Maintenance of Hazard Insurance.....................     34
   Section 11.12.    Maintenance of Primary Mortgage Insurance Policy;
                     Claims..............................................     35
   Section 11.13.    Fidelity Bond; Errors and Omissions Insurance.......     36


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
   Section 11.14.    Title, Management and Disposition of REO Property...     36
   Section 11.15.    Servicing Compensation..............................     38
   Section 11.16.    Distributions.......................................     38
   Section 11.17.    Statements to Purchaser.............................     38
   Section 11.18.    Advances by Seller..................................     39
   Section 11.19.    Assumption Agreements...............................     39
   Section 11.20.    Satisfaction of Mortgages and Release of Mortgage
                     Loan Documents......................................     40
   Section 11.21.    Annual Statement of Compliance......................     40
   Section 11.22.    Annual Independent Public Accountants' Servicing
                     Report..............................................     40
   Section 11.23.    Seller Shall Provide Access and Information as
                     Reasonably Required.................................     41
   Section 11.24.    Notification of Adjustments.........................     41
   Section 11.25.    Compliance With REMIC Provisions....................     41

SECTION 12. Seller.......................................................     42
   Section 12.01.    Indemnification; Third Party Claims.................     42
   Section 12.02.    Merger or Consolidation of Seller...................     43
   Section 12.03.    Limitation on Liability of Seller and Others........     43
   Section 12.04.    Seller Not to Resign................................     43

SECTION 13. Default......................................................     44
   Section 13.01. Events of Default......................................     44
   Section 13.02. Waiver of Defaults.....................................     45

SECTION 14. Termination..................................................     45
   Section 14.01.    Termination.........................................     45
   Section 14.02.    Termination of Seller Without Cause.................     45
   Section 14.03.    Successors to Seller................................     46

SECTION 15. Notices......................................................     46

SECTION 16. Severability Clause..........................................     47

SECTION 17. No Partnership...............................................     48

SECTION 18. Counterparts and Facsimile Transmission......................     48

SECTION 19. Governing Law................................................     48

SECTION 20. Intention of the Parties.....................................     48

SECTION 21. Successors and Assigns.......................................     48

SECTION 22. Waivers......................................................     48

SECTION 23. Exhibits.....................................................     49

SECTION 24. General Interpretive Principles..............................     49


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

SECTION 25. Reproduction of Documents....................................     49

SECTION 26. Amendment....................................................     49

SECTION 27. Confidentiality..............................................     49

SECTION 28. Entire Agreement.............................................     50

SECTION 29. Further Agreements...........................................     50

SECTION 30. Nonsolicitation..............................................     50

SECTION 31. Financial Statements.........................................     50

SECTION 32. Whole Loan Transfers and Securitization Transactions.........     50

SECTION 33. Compliance with Regulation AB................................     53
   Subsection 33.01. Intent of the Parties; Reasonableness...............     53
   Subsection 33.02. Additional Representations and Warranties of the
                     Seller..............................................     54
   Subsection 33.03. Information to Be Provided by the Seller............     54
   Subsection 33.04. Servicer Compliance Statement.......................     59
   Subsection 33.05. Report on Assessment of Compliance and Attestation..     59
   Subsection 33.06. Use of Subservicers and Subcontractors..............     60
   Subsection 33.07. Indemnification; Remedies...........................     62

SECTION 34.          JURY WAIVER.........................................     64

                                    EXHIBITS

EXHIBIT 1  MORTGAGE LOAN DOCUMENTS
EXHIBIT 2  CONTENTS OF EACH MORTGAGE FILE
EXHIBIT 3  SELLER'S OFFICER'S CERTIFICATE
EXHIBIT 4  OPINION OF COUNSEL TO SELLER
EXHIBIT 5  CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT 6  ESCROW ACCOUNT CERTIFICATION
EXHIBIT 7  ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
           (for Whole Loan Transfer)

EXHIBIT 8  ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
           (for Securitization Transaction)

EXHIBIT 9  INDEMNIFICATION LETTER
EXHIBIT 10 FORM OF ANNUAL CERTIFICATION
EXHIBIT 11 SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
EXHIBIT 12 ASSIGNMENT AND CONVEYANCE

                MASTER MORTGAGE LOAN SALE AND SERVICING AGREEMENT
                    (ABN AMRO Mortgage Group, Inc. as Seller)

     THIS MASTER MORTGAGE LOAN SALE AND SERVICING AGREEMENT (the "Agreement"), dated as of October 1, 2006, is executed by and between ABN AMRO Mortgage Group, Inc., a Delaware corporation, as seller and as servicer (hereinafter referred to as the "Seller"), and Merrill Lynch Mortgage Lending, Inc., as purchaser (the "Purchaser").

                                    RECITALS:

     A. Purchaser may agree to purchase from Seller from time to time and Seller desires to sell to Purchaser from time to time, certain conventional fixed rate and adjustable rate residential first-lien mortgage loans (the "Mortgage Loans") as described herein on a servicing-retained basis, which shall be delivered as whole loans as provided herein;

     B. Each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule; and

     C. Purchaser and Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans;

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

     SECTION 1. Definitions.

     For purposes of this Agreement, the following capitalized terms shall have the respective meanings set forth below.

     Adjustable Rate Mortgage Loan: A Mortgage Loan with an adjustable interest rate, which is identified as such on the Mortgage Loan Schedule.

     Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

     Agency: FNMA or FHLMC or both of them.

     Agreement: This Master Mortgage Loan Sale and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

     ALTA: The American Land Title Association.

     Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by a collateral assessment report that meets Seller's requirements for delivery to the Agency made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan and (ii) the purchase price paid for the related Mortgaged Property by Mortgagor with the proceeds of the Mortgage Loan.

     Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form and in blank, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to give record notice of the transfer of the Mortgage to Purchaser.

     Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions, in the state where (i) Seller is located or (ii) the Custodial Account is maintained, are authorized or obligated by law or executive order to be closed.

     Closing Date: The date or dates set forth in a Commitment Letter as the closing date or dates for the purchase by Purchaser from Seller, from time to time, of Mortgage Loans listed on the Mortgage Loan Schedule.

     Closing Documents: The documents required to be delivered on the Closing Date pursuant to Section 9.

     Code: The Internal Revenue Code of 1986 as it may be amended from time to time, or any successor statute thereto.

     Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the sum of
(a) the original principal balance of the Mortgage Loan, plus (b) the unpaid principal balance of any related subordinate mortgage loan or loans secured by the Mortgaged Property, and the denominator of which is the Appraised Value of the related Mortgaged Property.

     Commitment Letter: A letter agreement between Seller and Purchaser whereby Seller agrees to sell, and Purchaser agrees to purchase, certain Mortgage Loans.

     Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain, to the extent not required to be released to a Mortgagor in accordance with Customary Servicing Procedures and the related Mortgage Loan Documents.

     Convertible Mortgage Loan: A Mortgage Loan that by its terms and subject to certain conditions contained in the related Mortgage or Mortgage Note allows Mortgagor to convert the adjustable Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

     Custodial Account: One or more accounts created and maintained pursuant to
Section 11.05, which accounts shall be held as a special deposit by Seller or its affiliates, maintaining such accounts in a fiduciary capacity, separate and apart from its funds or general assets and shall not be held in any capacity that would create a debtor-creditor relationship between the depository institution maintaining the accounts and Seller or Purchaser.

     Customary Servicing Procedures: Procedures (including collection procedures) that Seller customarily employs and exercises in servicing and administering mortgage loans for its own account. The Servicing Procedures set out in the Servicing Guidelines shall be deemed to be Customary Servicing Procedures.

     Cut-off Date: A date denominated as such in a Commitment Letter.

     Cut-off Date Principal Balance: The aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date which is determined after the application, to the reduction of principal, of payments of principal due on or before the Cut-off Date, whether or not collected, and of partial principal prepayments received on or before the Cut-off Date.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan in accordance with this Agreement.

     Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

     Determination Date: With respect to each Remittance Date, the 15th day (or, if such 15th day is not a Business Day, the prior Business Day) of the month in which such Remittance Date occurs.

     Due Date: With respect to each Remittance Date, the first day of the calendar month in which such Remittance Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

     Eligible Account: A Custodial Account maintained with Seller or its affiliates, the unsecured and uncollateralized debt obligations of which shall be rated "A" or better by S&P and "A2" or better by Moody's and in the second highest short-term rating category by S&P and the second highest short term rating category by Moody's, and which is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state; or (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws.

     Eligible Investment: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Remittance Date in each month:

          (1) direct obligations of or obligations fully guaranteed by, (i) the United States of America, or (ii) any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

          (2) federal funds, demand, money market, or time deposits in, certificates of deposits of, or banker's acceptances issued by any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof, subject to supervision and examination by federal and/or state banking authorities, and, at the time of such investment or contractual commitment providing for such investment, whose commercial paper or other short-term debt obligations (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) is rated "P-1" by Moody's and "A-1" by S&P and whose long-term debt obligations (or, in the case of a depository institution that is a subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least "Aa2" by Moody's and "AA" by S&P (collectively, with all other rating categories set out in this paragraph, the "Investment Ratings").

     Notwithstanding the foregoing, Eligible Investments shall not include (i) "stripped securities," (ii) any investments which contractually may return less than the unpaid principal balance therefor, or (iii) a direct purchase of commercial paper from the issuer.

     Escrow Account: One or more accounts created and maintained pursuant to
Section 11.07.

     Escrow Payments: The amounts constituting ground rents, taxes, assessments, Primary Mortgage Insurance Policy premiums, fire, hazard, flood or earthquake insurance premiums and other payments as may be required to be escrowed by Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

     Event of Default: Any one of the conditions or circumstances enumerated in
Section 13.01.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Fannie Mae: Fannie Mae (formerly known as the Federal National Mortgage Association) or any successor thereto.

     Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicer's Guide and all amendments or additions thereto.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond: The fidelity bond required to be obtained by Seller pursuant to Section 11.13.

     Fixed Rate Mortgage Loan: A Mortgage Loan with a fixed interest rate, which is identified as such on the Mortgage Loan Schedule.

     FNMA: The Federal National Mortgage Association or any successor thereto.

     Freddie Mac: Freddie Mac (formerly known as The Federal Home Loan Mortgage Corporation) or any successor thereto.

     Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note that is added to the Index on each Adjustment

Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

     Index: With respect to each Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate as stated in the Mortgage Note.

     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

     Liquidating Loan: A Mortgage Loan as to which, prior to the close of business on the Business Day next preceding the Due Date, (a) has become an REO Property or (b) Seller has accepted a deed to the related Mortgaged Property in lieu of foreclosure in whole or partial satisfaction of the Mortgage Loan.

     Liquidation Proceeds: The proceeds received in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property, Insurance Proceeds and Condemnation Proceeds.

     Loan-to-Value Ratio (LTV): With respect to any Mortgage Loan as of any date of determination, the ratio, expressed as a percentage, on such date of the outstanding principal balance of the Mortgage Loan, to the Appraised Value of the related Mortgaged Property.

     Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth in the related Mortgage Note and is the absolute maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased.

     Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth in the related Mortgage Note and is the absolute minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased.

     Monthly Payment: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

     Moody's: Moody's Investors Service, Inc. or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on the Mortgaged Property securing the Mortgage Note.

     Mortgage File: With respect to any Mortgage Loan, the items listed in
Exhibit 2 hereto.

     Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

     Mortgage Loan: Each mortgage loan sold, assigned and transferred pursuant to this Agreement and identified on the Mortgage Loan Schedule, including, without limitation, the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

     Mortgage Loan Documents: With respect to any Mortgage Loan, the documents listed in Exhibit 1 hereto.

     Mortgage Loan Remittance Rate: As to each Mortgage Loan, the annual rate of interest payable to Purchaser, which shall be equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate.

     Mortgage Loan Schedule: The schedule of Mortgage Loans annexed to the related Assignment and Conveyance as of the related Closing Date.

     Mortgage Note: The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     Mortgaged Property: The real property, consisting of a fee simple interest or Agency approved leasehold estate in single or multiple contiguous parcels of real property improved by a Residential Dwelling, which secures repayment of the debt evidenced by the related Mortgage Note.

     Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

     Mortgagor: The obligor on a Mortgage Note.

     P&I Advance: As defined in Section 11.18.

     Payment Clearing Account: An Eligible Account created and maintained pursuant to Section 11.04 and that is designated "ABN AMRO's Payment Clearing Account in trust for the account of others".

     Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

     Person: An individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Prepayment Charge: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a principal prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

     Primary Mortgage Insurance Policy: A policy of primary mortgage guaranty insurance issued by an insurer acceptable to the Agency.

     Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Private Securitization Transaction: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a privately placed, rated or unrated, mortgage pass-through transaction.

     Purchase Price: The price paid on the related Closing Date by Purchaser to Seller pursuant to a Commitment Letter and this Agreement in exchange for the Mortgage Loans listed on the Mortgage Loan Schedule, which price shall be the percentage of par set forth in the Commitment Letter times the Cut-off Date Principal Balance of those Mortgage Loans.

     Purchaser: The Person listed as such in the initial paragraph of this Agreement, together with its successors and assigns as permitted under the terms of this Agreement.

     Purchaser's Agent: An agent of Purchaser, such as a master servicer or depositor.

     Qualified Correspondent: Any Person from which Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to Seller, in accordance with underwriting guidelines designated by Seller ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were acquired by Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by Seller in origination of mortgage loans of the same type as the Mortgage Loans for Seller's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by Seller; and (iv) Seller employed, at the time such Mortgage Loans were acquired by Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by Seller.

     Qualified Depository: Any institution offering an Eligible Account.

     Qualified Substitute Mortgage Loan: A mortgage loan substituted by Seller for a Deleted Mortgage Loan which must, on the date of such substitution, be approved by Purchaser and (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall will be distributed by Seller to Purchaser in the month of substitution), (ii) have a Mortgage Interest Rate not less than (and not more than two percent (2%) greater than) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one (1) year less than) that of the Deleted Mortgage Loan, (iv) be of the same type as the Deleted Mortgage Loan and (v) comply as of the date of substitution with each representation and warranty set forth in Section 6.01.

     Reconstitution Agreement: Any of the agreement or agreements entered into by Purchaser and/or certain third parties, and if necessary Seller, on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans conveyed hereunder, in connection with a Transfer, pursuant to which Seller shall recognize the Transferee as the owner of the Mortgage Loans and covenant to service the Mortgage Loans on behalf of the Transferee in accordance with the terms and conditions of this Agreement, or as otherwise therein mutually agreed to by Seller and Purchaser.

     Reconstitution Date: The date or dates on which any or all of the Mortgage Loans purchased pursuant to this Agreement shall be reconstituted as part of a Whole Loan Transfer or a Securitization Transaction.

     Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

     Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     Remittance Date: The 18th day of each month, beginning one (1) month after the Cut-off Date (or, if such day is not a Business Day, the following Business
Day).

     REO Disposition: The final sale by Seller of an REO Property.

     REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 11.14.

     REO Property: A Mortgaged Property acquired by Seller through foreclosure or deed in lieu of foreclosure, as described in Section 11.14.

     Repurchase Price: Except as otherwise provided in the last two paragraphs of Section 6.03, with respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of such Mortgage Loan as of the date of repurchase, plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from and including the last Due Date through which interest has been paid on behalf of Mortgagor or advanced by Seller to the last day of the month in which such repurchase occurs, minus (iii) amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan.

     Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, or (iv) a one-family dwelling in a planned unit development, none of which is a cooperative or a manufactured or mobile home.

     Securities Act of 1933 or the 1933 Act: The Securities Act of 1933, as amended.

     Securitization Transaction: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued, rated or unrated, mortgage pass-through transaction.

     Seller: The Person listed as such in the initial paragraph of this Agreement, together with its successors and assigns as permitted under the terms of this Agreement.

     Seller Information: The Static Pool Information provided by Seller and the information provided by Seller pursuant to Section 33.02 of this Agreement, each in the form and substance as provided by Seller

     Servicer: As defined in Section 33.03(c).

     Servicing Advances: All customary, reasonable and necessary out-of-pocket costs and expenses incurred in the performance by Seller of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, and (d) payments made by Seller with respect to a Mortgaged Property pursuant to Section 11.09.

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, if affirmatively noted on Exhibit 11.

     Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee Purchaser shall pay to Seller, which shall, for each month, be equal to one-twelfth of the product of the Servicing Fee Rate and the principal balance of such Mortgage Loan.

     Servicing Fee Rate: With respect to each Mortgage Loan, an amount equal to the percentage per annum shown in the Commitment Letter.

     Servicing Guidelines: Such manuals, guides and bulletins as may be published by the Agency from time to time.

     S&P: Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. or its successor in interest.

     Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof.

     Static Pool Information: Static pool information as described in Item 1105 of Regulation AB.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d), and instruction No. 2 of the Instructions to Item 1122, of Regulation AB with respect to Mortgage Loans under the direction or authority of the Seller or a Subservicer.

     Subservicer: Any Person that services Mortgage Loans on behalf of Seller or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by Seller under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

     Subservicing Agreement: An agreement between the Seller and a Subservicer for the servicing of the Mortgage Loans

     Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

     Transfer: A Private Securitization Transaction, Securitization Transaction or Whole Loan Transfer.

     Transferee: The party to whom Purchaser transfers Mortgage Loans pursuant to a Transfer.

     Underwriting Guidelines: The underwriting guidelines of ABN AMRO Mortgage Group, Inc.

     Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by Purchaser to a third party, which sale or transfer is not a Securitization Transaction.

     SECTION 2. Purchase and Conveyance.

     On each Closing Date, the Seller, simultaneously with the payment of the Purchase Price shall execute and deliver to the Purchaser an Assignment and Conveyance in the form attached hereto as Exhibit 12 with respect to the Mortgage Loans identified on the related Mortgage Loan Schedule attached thereto. The sale of the Mortgage Loans by Seller is on a servicing-retained basis with a servicing fee as set out in the related Commitment Letter.

     With respect to each Mortgage Loan purchased, Purchaser shall own and be entitled to receive: (a) all scheduled principal due after the Cut-off Date, (b) all other payments and/or recoveries of principal collected after the Cut-off Date (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected by Seller after the Cut-off Date shall belong to Seller) and (c) all payments of interest on the Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the Cut-off Date).

     For the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to reduce the Stated Principal Balance as of the Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of Purchaser. Seller shall remit for deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of Purchaser, for remittance by Seller to Purchaser on the appropriate Remittance Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the Cut-off Date shall belong to Purchaser.

     SECTION 3. Mortgage Loan Schedule.

     Seller shall deliver the final Mortgage Loan Schedule to Purchaser at least one (1) Business Day prior to the related Closing Date.

     SECTION 4. Purchase Price.

     Subject to the conditions set forth herein, Purchaser shall pay the Purchase Price plus accrued interest at the weighted average Mortgage Loan Remittance Rate from the Cut-off Date through the day prior to the related Closing Date, both inclusive, to Seller by 5:00 p.m. Eastern Time on the related Closing Date. Such payment shall be made by wire transfer of immediately available funds to the account designated by Seller.

     SECTION 5. Delivery of Mortgage Loan Documents.

     Section 5.01. Possession of Mortgage Files.

     The contents of each Mortgage File required to be retained by Seller to service the Mortgage Loans pursuant to the Agreement, and thus not delivered to Purchaser, or its designee, are and shall be held by Seller for the benefit of Purchaser as the owner thereof. Seller's possession of any portion of each such Mortgage File is at the will of Purchaser for the sole purpose of facilitating servicing of the Mortgage Loans pursuant to the Agreement, and such retention and possession by Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage and the contents of the Mortgage File is vested in Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller shall immediately vest in Purchaser and shall be retained and maintained by Seller at the will of Purchaser in such custodial capacity only. The Mortgage File retained by Seller with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in Seller's computer system to reflect clearly the sale of such related Mortgage Loan to Purchaser. Seller shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Section 6.03 or 11.20 of this Agreement or if required under applicable law or by court order.

     Section 5.02. Books and Records.

     All rights arising out of the Mortgage Loans, including, but not limited to, all funds received by Seller after the Cut-off Date on or in connection with a Mortgage Loan as provided in Section 2, shall be vested in Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 2 shall be received and held by Seller for the benefit of Purchaser as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

     As more fully set forth in Section 20, it is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller and not a pledge of the Mortgage Loans by Seller to Purchaser to secure a debt or other obligation of Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a purchase on Purchaser's business records, tax returns and financial statements, and as a sale of assets on Seller's business records, tax returns and financial statements.

     Section 5.03. Delivery of Mortgage Loan Documents.

     Seller shall, at least five (5) Business Days prior to the related Closing Date (or such later date as Purchaser may reasonably request or as otherwise set forth in the related Commitment Letter), deliver, at Seller's expense, and release to Purchaser, or its designee, the Mortgage Loan Documents with respect to each Mortgage Loan.

     To the extent received by it, Seller shall forward to Purchaser, or its designee, the Mortgage Loan Documents; provided, however, that Seller shall provide Purchaser, or its designee, with a true copy of any such document submitted for recordation, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original following receipt of the original document by Seller; provided, further, that such original recorded document or certified copy thereof shall be delivered to Purchaser no later than one hundred eighty (180) days following the related Closing Date, unless there has been a delay at the applicable recording office and Seller has provided evidence of such delay.

     Seller shall make an image of the related Mortgage File available to Purchaser for examination at Seller's offices or such other location as shall otherwise be agreed upon by Purchaser and Seller. Such examination may be made by Purchaser or its designee at any reasonable time prior to the related Closing Date. Purchaser may, at its option and without notice to Seller, purchase any Mortgage Loan without conducting any partial or complete examination. The fact that Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect Purchaser's rights to demand repurchase or other relief or remedy provided for in this Agreement. Subject to any letter agreement executed between Seller and Purchaser on any Closing Date with respect to documentation which the parties agree is missing, if otherwise identified by Purchaser with respect to a Mortgage Loan for which the Mortgage File is missing documentation as required by the Underwriting Guidelines, Seller agrees to procure such documentation within thirty (30) days following Purchaser's notice to Seller that the documentation is missing and if Seller cannot provide such documentation Seller shall, at Purchaser's option, repurchase or substitute such Mortgage Loan pursuant to Section 6.03.

     SECTION 6. Representations, Warranties and Covenants; Remedies for Breach.

     Section 6.01. Representations and Warranties Regarding Individual Mortgage Loans.

     Seller hereby represents and warrants to Purchaser that, as to each Mortgage Loan, as of the related Closing Date or such other date specified herein:

     (a) The information set forth in the Mortgage Loan Schedule attached to the related Assignment and Conveyance is true and correct in all material respects; each Mortgage Loan is in compliance with all requirements set forth in the Commitment Letter and the characteristics of the Mortgage Loan package as set forth in the Commitment Letter are all true and correct in all material respects.

     (b) There are no delinquent taxes, ground rents, water charges, sewer rents, insurance premiums, governmental assessments, leasehold payments or other outstanding charges affecting the lien priority of the related Mortgage.

     (c) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to Purchaser or its designee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule.

     (d) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

     (e) All buildings upon the Mortgaged Property are insured by an insurer acceptable to the Agency against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of
Section 11.11 of this Agreement. All such insurance policies contain a standard mortgagee clause naming Seller or the originator of the Mortgage Loan, and its successors and assigns as mortgagee and all premiums have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as a special flood hazard area (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Program is in effect and such policy conforms to the requirements of the Agency. The Mortgage obligates Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense, and on Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from Mortgagor.

     (f) Any and all requirements of any federal, state or local law applicable to the origination and servicing of the Mortgage Loan, including, without limitation, fair housing, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, and predatory, fair and abusive lending laws, have been complied with in all material respects.

     (g) The Mortgage has not been satisfied, canceled, subordinated or rescinded, and the Mortgaged Property has not been fully released from the lien of the Mortgage, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

     (h) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, except as enforceability may be limited by bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, or other similar laws affecting the enforcement of the rights of creditors and by general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions which do not adversely affect the Appraised Value of the Mortgaged Property, and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and Seller has the full right to sell and assign the same to Purchaser.

     (i) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

     (j) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. Mortgagor is a natural person or a trust established in accordance with Agency guidelines.

     (k) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of Mortgagor, and there is no obligation for the Mortgagee to advance additional funds thereunder, and any and all requirements in connection with the completion of any on-site or off-site improvement financed with the proceeds of the Mortgage Loan and in connection with disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

     (l) The Mortgage Loan is covered by an ALTA lender's title insurance policy or other form of title insurance policy acceptable to the Agency, issued by a title insurer acceptable to the Agency and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i) and (ii) above) Seller and its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. Seller is the insured under such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and Seller has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

     (m) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event of acceleration, and Seller has not waived any default, breach, violation or event of acceleration.

     (n) The Mortgage Loan was either (A) originated by (i) a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by (ii) a Mortgagee approved as such by the Secretary of HUD; or (B) purchased by Seller from an originator, where the Mortgage Loan is underwritten either (i) by Seller prior to purchase of the Mortgage Loan by Seller, or (ii) by the originator prior to origination, in either case using Seller's Underwriting Guidelines. Seller is an institution described in subclause (A) (i) or (A) (ii) above.

     (o) Principal payments on the Mortgage Loan commenced no more than sixty one (61) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Note bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the Due Date in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Index for each Adjustable Rate Mortgage Loan is as defined in the Commitment Letter. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a Convertible Mortgage Loan.

     (p) There is no proceeding pending or, to Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to materially affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

     (q) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure, except as enforceability may be limited by bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, or other similar laws affecting the enforcement of the rights of creditors and by general principles of equity, whether enforcement is sought in a proceeding in equity or at law. As of the date of origination of the Mortgage Loan, the Mortgaged Property was not subject to any bankruptcy proceeding or foreclosure proceeding and Mortgagor has not filed for protection under applicable bankruptcy laws. Mortgagor has not notified Seller and Seller has no knowledge of any relief requested or allowed to Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940.

     (r) The Mortgage Note and Mortgage are on forms acceptable to the Agency.

     (s) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property.

     (t) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to the Agency and was made and signed by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum Agency qualifications. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

     (u) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by Mortgagor.

     (v) The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature. Any Mortgage Loan which contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, Mortgagor, or anyone on behalf of Mortgagor,
(b) paid by any source other than Mortgagor or (c) which contains any other similar provisions which may constitute a "buydown" provision has been originated in accordance with the Seller's Underwriting Guidelines.

     (w) All material disclosures required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan have been made and delivered, including rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan.

     (x) Each Mortgage Loan with an LTV at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to the Agency, in at least such amounts as are required by the Agency. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith unless terminable in accordance with the Agency standards or applicable law. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

     (y) As of the date of origination of the Mortgage Loan, no improvement located on or part of the Mortgaged Property was in violation of any zoning law or regulation.

     (z) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

     (aa) All payments required to be made prior to the Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made.

     (bb) The origination and collection practices used by Seller with respect to each Mortgage Note and Mortgage have been in all material respects legal and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by Seller in accordance with the terms of the Mortgage Note and Mortgage. All escrow deposits and Escrow Payments, if any, are in the possession of, or under the control of, Seller have been handled in accordance with the Real Estate Settlement Procedures Act ("RESPA"). If such Mortgage Loan provides that the interest rate on the principal balance of the Mortgage Note may be adjusted, all of the terms of the Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable (except as enforceability may be limited by bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, or other similar laws affecting the enforcement of the rights of creditors and by general principles of equity, whether enforcement is sought in a proceeding in equity or at law), all such adjustments have been properly made, including any required notices, and such adjustments do not and will not affect the priority of the Mortgage lien.

     (cc) Immediately prior to the payment of the Purchase Price, Seller was the sole legal, beneficial and equitable owner and holder of the Mortgage Loans and upon the payment of the Purchase Price by Purchaser, in the event that Seller retains record title, Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto for Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan was not assigned or pledged by Seller and Seller had good and marketable title thereto, and Seller had full right to transfer and sell the Mortgage Loan to Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority, subject to no interest or participation in, or agreement with, any other party to sell or otherwise transfer the Mortgage Loan.

     (dd) The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

     (ee) With respect to Mortgage Loans that are secured by a leasehold estate, the lease is valid, in full force and effect, and conforms to Agency standards and the Underwriting Guidelines for leasehold estates.

     (ff) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence, or a two-to-four-family dwelling erected thereon, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines and the eligibility requirements of the Agency regarding such dwellings, and no residence or dwelling is a cooperative or manufactured or mobile home.

     (gg) Seller used no adverse selection procedures in selecting the Mortgage Loan from among the first-lien residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

     (hh) All payments required to be made up to the close of business on the related Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; and there has been no delinquency, exclusive of any period of grace, in any payment by Mortgagor thereunder during the last twelve months.

     (ii) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

     (jj) There are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

     (kk) All improvements lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

     (ll) The Mortgage Loan was not made in connection with (a) the construction or rehabilitation of a Mortgaged Property, other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan in accordance with Agency standards or (b) facilitating the trade-in or exchange of a Mortgaged Property.

     (mm) As of the date of origination of the Mortgage Loan, the Mortgaged Property was lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

     (nn) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller or Mortgagor, or, to the best of Seller's knowledge, on the part of any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

     (oo) Any principal advances made to Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to the Agency. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

     (pp) The Mortgage Loan does not have a balloon payment feature.

     (qq) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     (rr) At the time of origination, the Mortgage Loan (a) was not classified as "high cost" loan under the Home Ownership and Equity Protection Act of 1994, as amended ("HOEPA"), any regulations promulgated thereunder, or any applicable state or local law or ordinance, or had an "annual percentage rate" or "total points and fees" payable by the borrower (as each such term is defined under HOEPA) that equaled or exceeded the applicable thresholds defined under HOEPA (Section 32 of Regulation Z, 12 C.F.R. Section 32(a)(1)(i) and (ii)), (b) did not include any single-premium credit-life or accident and health insurance or credit unemployment, credit property or credit disability insurance, and (c) did not contain any term or condition, or involve any loan origination practice, that has been defined as "predatory" or "threshold" under applicable federal, state or local law, or which has been expressly categorized as an "unfair" or "deceptive" term, condition, or practice in any applicable federal, state or local law dealing with "predatory" or "high cost" mortgage lending.

     (ss) Seller has delivered and released to Purchaser or Purchaser's agent the Mortgage Loan Documents for each Mortgage Loan.

     (tt) The Mortgage Loan has a life of loan tax service contract; and, upon termination of Seller as servicer for cause pursuant to the Agreement, Seller shall either assign the tax service contract for that Mortgage Loan to Purchaser at no cost to Purchaser; or, if that tax service contract is not assignable, Seller shall reimburse Purchaser the reasonable cost of a replacement tax service contract for that Mortgage Loan with a nationally recognized tax service contract provider.

     (uu) The Mortgage Loan has a life of loan flood zone service contract; and upon termination of Seller as servicer for cause pursuant to the Agreement, Seller shall either assign the flood zone service contract for that Mortgage Loan to Purchaser at no cost to Purchaser; or, if that flood zone service contract is not assignable, Seller shall reimburse Purchaser the reasonable cost of a replacement flood zone service contract for that Mortgage Loan with a nationally recognized flood zone service provider.

     (vv) The Mortgage Loan is not subject to any Prepayment Charges.

     (ww) The Mortgage Loan did not have a LTV or a CLTV in excess of 95% at origination.

     (xx) If the Mortgage Loan had an original principal balance on the day of origination which was less than or equal to the applicable conforming loan limit established by the Agency, and was originated or modified on or after October 1, 2002 and prior to March 7, 2003, it is not secured by a Mortgaged Property located in the State of Georgia; if the Mortgage Loan was originated or modified on or after March 7, 2003, the Mortgage Loan is not a "high cost home loan" as defined under the Georgia Fair Lending Act (OGCA Sections 7 6A 1, et. seq.), as amended.

     (yy) The Mortgage Loan does not have an original term to maturity of more than thirty (30) years.

     (zz) The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder.

     (aaa) Seller has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

     (bbb) [RESERVED]

     (ccc) As of the required compliance dates, Seller has (i) complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "Anti-Money Laundering Laws"); (ii) established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws; (iii) conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including identification and verification of the Mortgagor's identity and, where appropriate, the source of the Mortgagor's funds; and (iv) maintained, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the "Executive Order") or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the "OFAC Regulations") or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a "blocked person" for purposes of the OFAC Regulations.

     (ddd) The Mortgage Loan, if originated or modified on or after November 27, 2003 and prior to July 6, 2004, is not secured by a Mortgaged Property located in the State of New Jersey and classified as a "covered loan".

     (eee) The Mortgagor was not required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, property or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. Mortgagor did not obtain a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, property or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan; and no proceeds from the Mortgage Loan were used to purchase single premium credit insurance policies (e.g., life, mortgage, disability, accident, unemployment, property or health insurance product) or debt cancellation agreements as part of the origination of, or as a condition to closing, the Mortgage Loan.

     (fff) Any interest required to be paid on an Escrow Account by state and /or local law has been paid and credited; the escrow of funds is not prohibited by applicable law and is in an amount sufficient to pay all items for which assessments have been made but remain unpaid. No escrow deposits or other charges or payments due Seller have been capitalized under any Mortgage or Mortgage Note.

     (ggg) The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, taking into account such facts as, without limitation, the mortgage loan's requirements and the Mortgagor's credit history, income, assets and liabilities. If Mortgagor sought financing through a Mortgage Loan originator's higher-priced subprime lending channel, Mortgagor was directed towards or offered the Mortgage Loan originator's standard mortgage line if Mortgagor was able to qualify for one of the standard products. If, at the time of the related loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Seller, the Seller referred the Mortgagor's application to such affiliate for underwriting consideration.

     (hhh) [RESERVED]

     (iii) All points, fees and charges, including finance charges (whether or not financed, assessed, or collected), in connection with the origination and servicing of any Mortgage Loan were disclosed in writing to the related Mortgagor if required by applicable state and federal law and regulation and no related Mortgagor was charged "points and fees" (whether or not financed) in an amount that exceeds the greater of (1) 5% of the principal amount of such loan or (2) $1,000. For the purposes of this representation, "points and fees" (a) include origination, underwriting, broker and finder's fees and charges that the lender imposed as a condition of making the Mortgage Loan, whether they are paid to the lender or a third party; and (b) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections) and the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges which miscellaneous fees and charges, in total, do not exceed 0.25 percent of the loan amount).

     (jjj) The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

     (kkk) Neither the Mortgage nor the Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

     (lll) If the Mortgage Loan is secured by a Mortgaged Property located within the "Pilot Program Area" in Cook County in the State of Illinois, the Mortgage Loan was originated in compliance with Illinois Public Act 94-280 (Illinois H.B. 4050), known as the Predatory Lending Database Pilot Program Act (765 ILCS 77/70)); and the Mortgage, if recorded on or after September 1, 2006, was validly recorded with the Cook County Recorder of Deeds along with either a Certificate of Compliance or an Exempt Certificate issued by the Illinois Department of Financial and Professional Regulation as a cover sheet; and no material changes were made to any such Mortgage Loan from the time that the loan file was submitted to the Illinois Department of Financial and Professional Regulation for a Certificate of Compliance or Exempt Certificate until the date of settlement. The term "Pilot Program Area" refers to the following zip codes:
60620, 60621, 60623, 60628, 60629, 60632, 60636, 60638, 60643, and 60652.

     (mmm) The Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide.

     Section 6.02. Representations of Seller.

     Seller hereby represents and warrants to Purchaser that as to itself, as of the related Closing Date:

     (a) It is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted and is qualified and in good standing in the states where the Mortgaged Property is located if the applicable laws require qualification in order to conduct business of the type conducted by it. It has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by it and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by Purchaser, evidences the valid, binding and enforceable obligation of it, subject to applicable law except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by it to make this Agreement valid and binding upon it in accordance with its terms.

     (b) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over it, or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained.

     (c) The consummation of the transactions contemplated by this Agreement are in Seller's ordinary course of business and will not result in the breach of any term or provision of its charter or by-laws or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the it or its property is subject.

     (d) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by it pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     (e) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against it which, either individually or in the aggregate, would likely result in any material adverse change in the business, operations, financial condition, properties or assets of it, or in any material impairment of the right or ability of it to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of it contemplated herein, or which would materially impair the ability of it to perform under the terms of this Agreement.

     (f) Seller is an Agency approved lender in good standing and is either a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or an institution which is supervised and examined by a federal or state authority, or a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (a "HUD Approved Mortgagee").

     (g) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

     (h) Seller is not in violation of, and the execution and delivery of this Agreement by Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

     Section 6.03. Remedies for Breach of Representations and Warranties.

     It is understood and agreed that the representations and warranties set forth in Sections 6.01 and 6.02 shall survive the sale of the Mortgage Loans to Purchaser and shall inure to the benefit of Purchaser and its permitted assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by either Seller or Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of Purchaser therein (or which materially and adversely affects the interest of Purchaser in or the value of the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other party.

     Within ninety (90) days of the earlier of either discovery by or notice to Seller of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest of Purchaser therein, Seller shall at its discretion either cure such breach in all material respects or repurchase such Mortgage Loan or Mortgage Loans at the Repurchase Price or at the price set forth in the last paragraph of this Section 6.03, as applicable. However, if mutually agreeable to Seller and Purchaser, Seller, rather than repurchase the Mortgage Loan as provided above, may remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans; provided, however, that any such substitution shall be effected not later than one hundred eighty (180) days after the related Closing Date. If Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan pursuant to the foregoing provisions of this Section 6.03 shall occur on a date designated by Purchaser and acceptable to Seller, and shall be accomplished by Seller depositing the amount of the Repurchase Price in the

Custodial Account for distribution to Purchaser on the next scheduled Remittance Date. Notwithstanding anything to the contrary contained herein, it is understood by the parties hereto that a breach of the representations and warranties made in Subsections 6.01(f), (ff), (rr), (vv), (xx), (aaa), (eee),
(ggg), (iii) or (kkk) will be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser therein.

     At the time of repurchase of any Mortgage Loan (or removal of any Deleted Mortgage Loan), Purchaser and Seller shall arrange for the assignment of the repurchased Mortgage Loan (or Deleted Mortgage Loan) to Seller or its designee and the delivery to Seller of any documents held by Purchaser relating to the repurchased Mortgage Loan in the manner required by this Agreement with respect to the purchase and sale of such Mortgage Loan on the related Closing Date.

     As to any Deleted Mortgage Loan for which Seller substitutes one or more Qualified Substitute Mortgage Loans, Seller shall effect such substitution by delivering to Purchaser, or its designee, for each Qualified Substitute Mortgage Loan the Mortgage Loan Documents. Seller shall remit to the Custodial Account the Monthly Payment less the Servicing Fee due on each Qualified Substitute Mortgage Loan in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by Seller. For the month of substitution, distributions to Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and Seller shall thereafter be entitled to retain all amounts subsequently received by Seller in respect of such Deleted Mortgage Loan. Seller shall give written notice to Purchaser that such substitution has taken place. Upon such substitution, each Qualified Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan, as of the date of substitution, the covenants, representations and warranties set forth in Sections 6.01 and 6.02, and Seller shall have no further liability or obligation to Purchaser for the Deleted Mortgage Loan other than with respect to its indemnification obligations hereunder.

     For any month in which Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be remitted for distribution by Seller to Purchaser in the month of substitution pursuant to Section 11.05. Accordingly, on the date of such substitution, Seller shall remit from its own funds for deposit into the Custodial Account an amount equal to the amount of such shortfall plus one month's interest thereon at the Mortgage Loan Remittance Rate.

     If within three (3) months of the related Closing Date, Seller receives written notice from Purchaser that it has breached a representation or warranty set forth in Sections 6.01 or 6.02, which materially and adversely affects the value of the Mortgage Loan or the interest of Purchaser therein, and Seller within sixty (60) days after receipt of such notices does not cure such breach or, if mutually agreeable to Seller and Purchaser, substitute a Qualified Substitute Mortgage Loan satisfactory to Purchaser, then Seller shall repurchase the Mortgage Loan pursuant to the provisions of this Section at a price equal to the outstanding principal balance at the time of repurchase, times the percentage of par set forth in the Commitment Letter related to that Mortgage Loan, plus any accrued and unpaid interest thereon to the last day of the month in which such repurchase occurs.

     If the Mortgagor is thirty (30) days or more delinquent with respect to the first Monthly Payment due to the Purchaser after the related Closing Date and if Purchaser within ninety (90) days after the related Closing Date delivers to Seller a written request to repurchase the Mortgage Loan, Seller shall repurchase such Mortgage Loan at a price equal to the outstanding principal balance at the time of repurchase, times the percentage of par set forth in the Commitment Letter related to that Mortgage Loan, plus any accrued and unpaid interest thereon to the last day of the month in which such repurchase occurs. Seller shall not be required to repurchase that Mortgage Loan if, within thirty
(30) days of the receipt of such written request, it can demonstrate to Purchaser's reasonable satisfaction that the related Mortgagor timely made all payments required of Mortgagor but that such payment was otherwise misapplied.

     Section 6.04. Indemnification.

     Seller agrees to indemnify and hold Purchaser harmless from and against any actual losses, damages, actions or liabilities, including reasonable legal fees caused by any material breach of any representation or warranty contained in Sections 6.01 and 6.02 hereof.

     If Purchaser seeks indemnification under this Section 6.04, it must promptly give Seller notice of any legal action or potential claim. However, delay or failure by Purchaser to provide such notice shall not release Seller from any indemnity obligations, except and only to the extent that Seller shows that such delay or failure materially prejudiced the defense of such action or materially increased the amount of such claim. Seller shall be responsible to conduct such defense through counsel reasonably satisfactory to Purchaser; provided, however, that Seller is permitted to control fully the defense of any such claim and to settle any such claim subject to Purchaser's approval, which approval shall not be unreasonably withheld; provided further that Purchaser shall have the right to retain counsel to represent it at its expense in connection with any such claim. If Seller fails to assume the defense of an action within twenty (20) days after receiving notice, then Seller shall be bound by any determination made in the action or by any compromise or settlement Purchaser may effect. Without the consent of the other party, neither Purchaser nor Seller shall agree to any settlement if the matter involves any possible criminal action or proceeding, or contains a stipulation to, or admission or acknowledgment of, any wrongdoing (in tort or otherwise) on the part of the other party, and the settlement of any such matter without the prior written consent of the other party shall be void and of no effect with respect to that other party. Purchaser agrees to use reasonable efforts to mitigate any claims tendered to Seller. Purchaser shall assign to Seller all of its claims for recovery against third parties for any indemnification provided by Seller, whether such claims arise pursuant to insurance coverage, contribution, subrogation or otherwise.

     Any action against Seller relating to or arising out of the breach of any representations and warranties made in Sections 6.01 or 6.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by Purchaser or notice thereof by Seller to Purchaser, (ii) failure by

Seller to cure such breach, repurchase or substitute such Mortgage Loan as specified above, and (iii) demand upon Seller by Purchaser for compliance with the terms of this Agreement.

     It is understood and agreed that the obligations of Seller set forth in
Section 5.03 and 6.03 to cure, repurchase or substitute for a defective Mortgage Loan, or in Section 6.04 to indemnify Purchaser, constitute the sole remedies of Purchaser respecting a breach of the representations and warranties set forth in Sections 6.01 and 6.02.

     SECTION 7. Intentionally Omitted.

     SECTION 8. Closing.

     The closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. The closing shall be by telephone, confirmed by letter or wire as the parties shall agree. The closing shall be subject to each of the following conditions:

     (a) all of the representations and warranties of Seller in this Agreement shall be true and correct as of the related Closing Date;

     (b) Purchaser shall have received, or Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 9, in such forms as are agreed upon and acceptable to Purchaser, duly executed by all signatories as required pursuant to the terms hereof;

     (c) Seller shall have complied with all other material terms and conditions of this Agreement, or such compliance has been waived by Purchaser; and

     (d) Seller shall have received the Purchase Price.

     SECTION 9. Closing Documents.

     On or before the initial Closing Date, the Seller shall deliver to the Purchaser, or Purchaser's attorneys in escrow, the following documents:

               (i)  this Agreement, executed by the Seller;

               (ii) an Officer's Certificate, in the form of Exhibit 3 hereto;

               (iii) an opinion of counsel to the Seller, in the form of Exhibit
                    4 hereto;

               (iv) a Custodial Account Certification in the form of Exhibit 5 hereto;

               (v) an Escrow Account Certification in the form of Exhibit 6 hereto; and

               (vi) evidence of the Payment Clearing Account.

     2. The Closing Documents for the Mortgage Loans to be purchased on each Closing Date (including the initial Closing Date) shall consist of the following documents:

               (i)  the related Commitment Letter; and

               (ii) an Assignment and Conveyance, in the form of Exhibit 12 hereto, including the related Mortgage Loan Schedule attached thereto.

     SECTION 10. Costs.

     Purchaser shall pay the fees and expenses of its due diligence, the legal fees and expenses of its attorneys, the costs and expenses incurred in connection with the recording of assignments of mortgage from Seller, and the fees and expenses of its custodian, if any. Seller shall pay the costs and expenses incurred in connection with the initial transfer and delivery of the Mortgage Loan Documents hereunder and the legal fees and expenses of its attorneys.

     SECTION 11. Administration and Servicing of the Mortgage Loans.

     Section 11.01. Seller to Act as Servicer.

     Seller shall service and administer the Mortgage Loans in accordance with this Agreement and Customary Servicing Procedures and the terms of the Mortgage Notes and Mortgages, and shall have full power and authority, acting alone or through sub-servicers or agents, to do or cause to be done any and all things in connection with such servicing and administration which Seller may deem necessary or desirable and consistent with the terms of this Agreement. Seller may perform its servicing responsibilities through agents, subcontractors or independent contractors, but shall not thereby be released from any of its responsibilities hereunder.

     Consistent with the terms of this Agreement, Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, however, that (unless Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of Seller, imminent, and Seller has the consent of Purchaser) Seller shall not, unless authorized by Purchaser, permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of any principal or interest, change the outstanding principal amount (except for actual payments of principal), make any future advances or extend the final maturity date, as the case may be, with respect to such Mortgage Loan. Without limiting the generality of the foregoing, Seller in its own name or acting through sub-servicers or agents is hereby authorized and empowered by Purchaser when Seller believes it appropriate and reasonable in its judgment, to execute and deliver, on behalf of itself and Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of Purchaser pursuant to the provisions of
Section 11.14. Seller shall make all required Servicing Advances, shall service and administer the Mortgage Loans in accordance with applicable state and federal law, and shall provide to Mortgagors any reports required to be provided to them hereunder. Purchaser shall furnish to Seller any powers of attorney and other documents reasonably necessary or appropriate to enable Seller to carry out its servicing and administrative duties under this Agreement.

     The Seller will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

     With respect to each Mortgagor, the Seller will monitor applicable sanction lists pursuant to, and in accordance with, the Anti-Money Laundering Laws, including to determine whether any Mortgagor becomes listed as a "blocked person" for purposes of the OFAC Regulations. In the event a Mortgagor is listed as a "blocked person", the Seller shall promptly notify the Purchaser.

     Section 11.02. Liquidation of Mortgage Loans.

     In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, Seller shall take such action as it shall deem to be in the interest of Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for such period as provided in the Servicing Guidelines, Seller shall commence foreclosure proceedings in accordance with the guidelines set forth by the Agency. In such connection, Seller shall from its own funds make all necessary and proper Servicing Advances. If the portion of any Liquidation Proceeds or REO Disposition Proceeds allocable as a recovery of interest on any Mortgage Loan is less than the full amount of accrued and unpaid interest on such Mortgage Loan as of the date such proceeds are received, then the Servicing Fees and Servicing Advances shall be paid first and any amounts remaining thereafter shall be distributed to Purchaser.

     Section 11.03. Collection of Mortgage Loan Payments.

     Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, Seller will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable, in accordance with the Servicing Guidelines. Further, Seller will in accordance with RESPA and all applicable state law ascertain and estimate taxes, assessments, fire and hazard insurance premiums, premiums for Primary Mortgage Insurance Policies, and all other charges that, as provided in any Mortgage, will become due and payable.

     Section 11.04. Establishment of Payment Clearing Accounts.

     (a) Seller shall maintain one or more Payment Clearing Accounts for the deposit of all funds collected in connection with the Mortgage Loans. Seller shall deposit in the Payment Clearing Account prior to the opening of business on the Business Day following the day on which such amounts are received by Seller, all payments and collections received in connection with the Mortgage Loans subsequent to the Cut-off Date or prior to the Cut-off Date but allocable to a period subsequent to such date. Seller shall transfer funds deposited into the Payment Clearing Account to the Custodial Accounts and Escrow Accounts, as provided in Sections 11.05 and 11.07, within twenty-four (24) hours.

     (b) Seller shall segregate and hold all funds collected and received in connection with the Mortgage Loans separate and apart from any of its own funds and general assets. Seller's account agreement for each Payment Clearing Account shall provide that such account is a special deposit, required to be segregated and held by the depository institution maintaining such account in a fiduciary capacity, separate and apart from the institution's own funds and general assets and that the account shall not be held in any capacity that would create a debtor-creditor relationship between the institution and Seller or Purchaser. At all times, Purchaser shall be the sole beneficial owner of the funds in the Payment Clearing Accounts received in connection with the Mortgage Loans and Seller's possession or control of any such funds shall be solely in Seller's capacity as collecting agent for Purchaser.

     Section 11.05. Establishment of Custodial Accounts; Deposits in Custodial Accounts.

     (a) Seller shall establish and maintain one or more Custodial Accounts for the deposit of funds specified in Section 11.05(b) collected in connection with the Mortgage Loans.

     (b) Seller shall transfer the following funds into the applicable Custodial Account within 24 hours of deposit in the Payment Clearing Account:

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

          (iii) all Liquidation Proceeds;

          (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Sections 11.11 and 11.12, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to Mortgagor in accordance with Seller's normal servicing procedures, the loan documents or applicable law;

          (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to Mortgagor in accordance with Seller's normal servicing procedures, the loan documents or applicable law;

          (vi) all P&I Advances;

          (vii) all proceeds of any Mortgage Loan repurchased in accordance with
     Section 6.03 and all amounts required to be deposited by Seller in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 6.03;

          (viii) any amounts required to be deposited by Seller in connection with any REO Property pursuant to Section 11.14;


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

          (ix) any amounts required to be deposited in the Custodial Account pursuant to Section 11.20; and

          (x) with respect to each Principal Prepayment in full or in part, an amount (to be paid by Seller out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment, equals one month's interest on the amount of principal so prepaid at the Mortgage Interest Rate, provided, however, that in no event shall the aggregate of deposits made by Seller pursuant to this clause (x) exceed the aggregate amount of Seller's servicing compensation in the calendar month in which such deposits are required.

     The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary fees and charges, to the extent permitted by Section 11.01, need not be deposited by Seller in the Custodial Account. Each Custodial Account shall be an Eligible Account. Seller shall give notice to Purchaser of the location of the Custodial Account when established and prior to any change thereof.

     Any amounts held in the Custodial Account may be, but are not required to be, invested by Seller. Any such investment by Seller must be in Eligible Investments. Any interest or other income on Eligible Investments shall accrue to the benefit of Seller and Seller shall be entitled to retain and withdraw such funds from the Custodial Account pursuant to Section 11.06. Other than such interest or other income received on Eligible Investments, no other amounts may be commingled in the Custodial Account. Seller shall promptly deposit in the Custodial Account from its own funds, without any right of reimbursement, the full amount of any losses on its investment of funds in the Custodial Account.

     (c) Without limiting the foregoing, the funds in the Custodial Accounts shall at all times be segregated and held separate and apart from Seller's own funds and general assets and from any other funds or assets collected or held by Seller on behalf of third parties. Seller's account agreement for each Custodial Account shall provide that such account is a special deposit, required to be segregated and held by the depository institution maintaining such account in a fiduciary capacity, separate and apart from the institution's own funds and general assets and that the account shall not be held in any capacity that would create a debtor-creditor relationship between the institution and Seller or Purchaser. Each Custodial Account shall be evidenced by a Custodial Account Certification in the form of Exhibit 5 and shall be entitled "ABN AMRO Mortgage Group, Inc., as servicer, in trust for Purchaser". At all times, Purchaser shall be the sole beneficial owner of all funds in the Custodial Accounts. Seller's possession or control of any such funds shall be solely in Seller's capacity as collecting agent for Purchaser.

     Section 11.06. Withdrawals From the Custodial Account.

     Seller shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

     (a) to make payments to Purchaser in the amounts and in the manner provided for in Section 11.16;


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

     (b) to reimburse itself for P&I Advances, Seller's right to reimburse itself pursuant to this subclause (b) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and such other amounts as may be collected by Seller from Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, Seller's right thereto shall be prior to the rights of Purchaser, except that, where Seller is required to repurchase a Mortgage Loan, pursuant to Section 6.03, Seller's right to such reimbursement shall be subsequent to the payment to Purchaser of the Repurchase Price pursuant to Section 6.03 and all other amounts required to be paid to Purchaser with respect to such Mortgage Loan;

     (c) to reimburse itself for any unpaid Servicing Fees and for unreimbursed Servicing Advances, Seller's right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and such other amounts as may be collected by Seller from Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, Seller's right thereto shall be prior to the rights of Purchaser unless Seller is required to repurchase a Mortgage Loan pursuant to
Section 6.03, in which case Seller's right to such reimbursement shall be subsequent to the payment to Purchaser of the Repurchase Price pursuant to
Section 6.03 and all other amounts required to be paid to Purchaser with respect to such Mortgage Loan;

     (d) to reimburse itself for unreimbursed Servicing Advances and for unreimbursed P&I Advances, in accordance with Section 11.18, to the extent that such amounts are nonrecoverable by Seller pursuant to subclause (b) or (c) above, provided that the Mortgage Loan for which such advances were made is not required to be repurchased by Seller pursuant to Section 6.03;

     (e) to reimburse itself for expenses incurred by and reimbursable to it pursuant to this Agreement;

     (f) to withdraw amounts to make P&I Advances in accordance with Section 11.18;

     (g) to pay to itself any interest earned or any investment earnings on funds deposited in the Custodial Account;

     (h) to withdraw any amounts inadvertently deposited in the Custodial Account; and

     (i) to clear and terminate the Custodial Account upon the termination of this Agreement.

     Section 11.07. Establishment of Escrow Account; Deposits in Escrow Account.

     (a) Seller shall establish one or more Escrow Accounts for the deposit of Escrow Payments. Seller shall segregate and hold all funds collected and received in connection with the Mortgage Loans which constitute Escrow Payments separate and apart from any of its own funds and general assets and from any other funds or amounts collected or held by Seller on behalf of third parties.


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

     (b) Seller shall transfer into the applicable Escrow Account within 24 hours of deposit in the Payment Clearing Account, and retain therein the following payments and collections:

          (i) Mortgagors' Escrow Payments collected in connection with the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

          (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

     Seller shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 11.09.

     (c) Each Escrow Account will be maintained at the expense of Seller at a Qualified Depository. Such accounts may be interest-bearing accounts provided that such accounts comply with all federal, state or local laws. Each Escrow Account shall be evidenced by an Escrow Account Certification, in the form of
Exhibit 6 and shall be entitled "ABN AMRO Mortgage Group, Inc., as servicer, in trust for Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans." Seller shall ensure that all interest credited to any account that is not due the respective Mortgagor is removed by Seller in accordance with applicable law.

     Section 11.08. Withdrawals From Escrow Account.

     Withdrawals from the Escrow Account shall be made by Seller only (a) to effect timely payments of ground rents, taxes, assessments, premiums for Primary Mortgage Insurance Policies, fire, or hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (b) to reimburse Seller for any Servicing Advance made by Seller pursuant to Section 11.09 hereof with respect to a related Mortgage Loan, (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) for transfer to the Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (e) for application to restore or repair of the Mortgaged Property in accordance with the Mortgage Loan Documents, (f) to pay to Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to Mortgagor), (h) to withdraw suspense payments that are deposited into the Escrow Account, (i) to withdraw any amounts inadvertently deposited in the Escrow Account or (j) to clear and terminate the Escrow Account upon the termination of this Agreement.

     Section 11.09. Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

     With respect to each Mortgage Loan, Seller shall maintain accurate records reflecting the status of taxes and other charges for which an Escrow Account is maintained, which are or may become a lien upon the Mortgaged Property and the status of premiums for Primary Mortgage Insurance Policies and fire and hazard insurance coverage and shall obtain, from time to time, for


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

all Mortgage Loans with an Escrow Account, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of Mortgagor in the Escrow Account which shall have been estimated and accumulated by Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, Seller shall determine that any such payments are made by Mortgagor. Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances to effect such payments, subject to its ability to recover such Servicing Advances pursuant to Section 11.08(b).

     Section 11.10. Transfer of Accounts.

     Seller may transfer the Payment Clearing Account, Custodial Account or the Escrow Account and all funds and investments therein to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the prior written consent of Purchaser. In any case, the Payment Clearing Account, Custodial Account and Escrow Account shall be Eligible Accounts.

     If any one of the Investment Ratings of a Qualified Depository holding funds or Eligible Investments in the Payment Clearing Account, Custodial Account or Escrow Account as an Eligible Account is downgraded by the issuing rating agency, Seller shall, within three (3) Business Days of receipt of notice of the downgrading, transfer all such accounts, funds and Eligible Investments to a different Qualified Depository in accordance with this Agreement.

     Section 11.11. Maintenance of Hazard Insurance.

     Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located by an insurer acceptable to the Agency, in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified by the Federal Emergency Management Agency as a special flood hazard area (and such flood insurance has been made available), Seller will cause to be maintained a flood insurance policy meeting the requirements of the National Flood Insurance Program, in an amount representing coverage not less than the least of (A) the minimum amount required under the terms of the coverage to compensate for any damage or loss to the Mortgaged Property on a replacement-cost basis (or the outstanding principal balance of the Mortgage Loan if replacement-cost coverage is not available) or (B) the maximum amount of insurance available under the National Flood Insurance Program. Seller shall also maintain on REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Program, flood insurance in an amount required above. Any amounts collected by Seller under any such policies (other than amounts to be deposited in the Escrow


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

Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to Mortgagor in accordance with Customary Servicing Procedures and the Mortgage Loan Documents) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.06. It is understood and agreed that no earthquake or other additional insurance need be required by Seller of any Mortgagor or maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Seller, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage to Seller. Seller shall not interfere with Mortgagor's freedom of choice in selecting either his insurance carrier or agent; provided, however, that Seller shall not accept any such insurance policies from insurance companies unless such companies comply with the standards set by the Agency.

     Section 11.12. Maintenance of Primary Mortgage Insurance Policy; Claims.

     With respect to each Mortgage Loan with a LTV in excess of 80%, Seller shall, without any cost to Purchaser, maintain or cause Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformance with the Agency requirements. Seller shall pay or shall cause Mortgagor to pay the premium thereon on a timely basis, at least until the LTV of such Mortgage Loan is reduced to 80%, or such amount as required by applicable law, or such other amount as the Agency permits for cancellation of mortgage insurance. In the event that such Primary Mortgage Insurance Policy shall be terminated, Seller shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy. If the insurer shall cease to be a qualified insurer, Seller shall determine whether recoveries under the Primary Mortgage Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that Seller shall in no event have any responsibility or liability for any failure to recover under the Primary Mortgage Insurance Policy for such reason. If Seller determines that recoveries are so jeopardized, it shall notify Purchaser and Mortgagor, if required, and obtain from another qualified insurer a replacement insurance policy. Seller shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of Seller would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 11.19, Seller shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, Seller shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

     In connection with its activities as Seller, Seller agrees to prepare and present, on behalf of itself and Purchaser, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary


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

Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to
Section 11.07, any amounts collected by Seller under any Primary Mortgage Insurance Policy shall be deposited in the Escrow Account, subject to withdrawal pursuant to Section 11.08.

     Section 11.13. Fidelity Bond; Errors and Omissions Insurance.

     Seller shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. These policies must insure Seller against losses resulting from dishonest or fraudulent acts committed by Seller's personnel, any employees of outside firms that provide data processing services for Seller, and temporary contract employees or student interns. The Fidelity Bond shall also protect and insure Seller against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 11.13 requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by the Agency in the Servicing Guidelines, as amended or restated from time to time, or in an amount as may be permitted to Seller by express waiver of the Agency.

     Section 11.14. Title, Management and Disposition of REO Property.

     Within four (4) Business Days of receiving a notice from Seller that a foreclosure sale of a Mortgaged Property has occurred or that a deed-in-lieu of foreclosure has been obtained, Purchaser shall give Seller written notice whether or not it elects to have Seller manage and dispose of the REO Property; provided, however, failure by Purchaser to respond to such notice within four
(4) Business Days shall be deemed an election by Purchaser of Seller to manage and dispose of the REO Property.

     (a) If Purchaser elects to have someone other than Seller manage and dispose of a REO Property, the deed or certificate of sale shall be taken in the name of Purchaser or Purchaser's nominee. Whenever a REO Property is transferred to Purchaser, any nominee of Purchaser or any third party upon disposition of the REO Property, Purchaser shall have no right to transfer it back to Seller, and Seller shall not thereafter have any liability to Purchaser, or to any Person with any interest in the REO Property, for or on account of the REO Property, including without limitation any liability for the management, care and disposition of the REO Property. Purchaser, however, shall promptly reimburse Seller for any and all costs and expenses incurred by Seller in management, care and/or disposition of a REO Property up to the transfer of that REO Property to Purchaser, Purchaser's nominee or a third party upon disposition of the REO Property.

     (b) If Purchaser elects to have Seller manage and dispose of a REO Property, Purchaser shall pay Seller a fee in an amount equal to the greater of $1,500.00 or one and one half percent (1.50%) of the sales price of the REO Property (the "Management Fee"). The Management Fee shall be paid from the REO Disposition Proceeds of the REO Property unless

Seller's management and disposition services are terminated prior to disposition of the REO Property, in which case Purchaser shall pay Seller the Management Fee.

     If Purchaser elects to have Seller manage and dispose of the REO Property, the deed or certificate of sale shall be taken in the name of Seller or its nominee. Seller shall hold title for the benefit of Purchaser of record on the date of acquisition of title. In the event Seller is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by Seller, at the expense of Purchaser, from an attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than Purchaser shall acknowledge in writing that such title is being held as nominee for Purchaser.

     Seller shall cause to be deposited on a daily basis in the Custodial Account all revenues received by it with respect to the conservation and disposition of a REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property by it pursuant to this Section, including the cost of maintaining any hazard insurance pursuant to Section 11.11 hereof and the fees of any managing agent acting on behalf of Seller. Any single disbursement in excess of $10,000 shall be made only with the approval of Purchaser, provided, however, Seller may pay property taxes without obtaining Purchaser's approval. Seller shall make distributions as required on each Remittance Date to Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described above and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

     The disposition of REO Property shall be carried out by Seller in accordance with the provisions of this Agreement and with the prior consent of Purchaser; provided, however, that such consent shall not be unreasonably withheld or delayed. Prior to any disposition of REO Property, Seller shall provide notice to Purchaser of such proposed disposition, requesting its consent thereto. If Purchaser has not expressly denied its consent by written notice to Seller within two (2) Business Days of the request therefor, Purchaser shall be deemed to have consented to such disposition of REO Property. Upon the request of Purchaser, and at Purchaser's expense, Seller shall cause an appraisal of the REO Property to be performed for Purchaser.

     The net proceeds of the sale by Seller of a REO Property shall be promptly deposited in the Custodial Account and, as soon as practical thereafter, the expenses of such sale shall be paid, Seller shall reimburse itself for any related Management Fee, unreimbursed Servicing Advances, unpaid Servicing Fees, unreimbursed advances made pursuant to Section 11.18 and any appraisal performed pursuant to this paragraph and the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to Purchaser. If Seller receives an offer to purchase REO Property that will net Purchaser 90% or more of the value of the REO Property, Seller may dispose of the Property without obtaining Purchaser's prior consent.

     Seller shall either itself or through an agent selected by Seller, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Seller shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as Seller deems to be in the best interest of Purchaser.

     Seller shall furnish Purchaser, on a monthly basis, (i) a statement describing Seller's efforts in connection with the sale of such REO Property and any rental of the REO Property incidental to the sale thereof for the previous month, and (ii) an itemized cash-basis statement of the previous month's operating income and expenses for such REO Property.

     Section 11.15. Servicing Compensation.

     As compensation for its services hereunder, Seller shall be entitled to retain the Servicing Fee from interest payments on the Mortgage Loans. Additional servicing compensation in the form of assumption fees, late payment charges and other ancillary income shall be retained by Seller to the extent not required to be deposited in the Custodial Account. Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

     Section 11.16. Distributions.

     On each Remittance Date Seller shall remit by wire transfer of immediately available funds to the account designated in writing by Purchaser of record on the preceding Record Date the sum of (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the calendar month preceding the Remittance Date, plus (b) the amount equal to all Monthly Payments due on such Remittance Date, minus (c) all amounts that may be withdrawn from the Custodial Account pursuant to Section 11.06, minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month of the Remittance Date.

     With respect to any remittance received by Purchaser after the Business Day on which such payment was due, Seller shall pay to Purchaser interest on any such late payment at the daily federal funds rate. Such interest shall be paid by Seller to Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and up to but excluding the Business Day on which such payment is made. The payment by Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by Seller.

     Section 11.17. Statements to Purchaser.

     On or before each Determination Date, Seller shall forward to Purchaser a statement setting forth (a) the amount of the distribution to be made on such Remittance Date which is allocable to principal and allocable to interest; (b) the amount of servicing compensation received by Seller during the prior calendar month; and (c) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the preceding month. Such statement shall also include information regarding delinquencies on Mortgage Loans, indicating the number and aggregate principal amount of Mortgage Loans which are either one
(1), two (2) or three (3) or more months delinquent and the book value of any REO Property. Seller shall submit to Purchaser monthly a liquidation report with respect to each Mortgaged Property sold in a


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

foreclosure sale as of the related Record Date and not previously reported. Such liquidation report shall be incorporated into the remittance report delivered to Purchaser. Upon written request of Purchaser, Seller shall deliver remittance information on a loan-by-loan basis that is of the type typically maintained by Seller's computerized servicing system.

     Section 11.18. Advances by Seller.

     On the Business Day immediately preceding each Remittance Date, Seller shall either (a) deposit in the Custodial Account from its own funds an amount equal to the aggregate amount of all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans on the Due Date, and which were delinquent on the close of business on the immediately preceding Determination Date (each such advance, a "P&I Advance"), (b) so long as Seller's long and short term credit ratings are accorded a rating of "BBB" or higher by S&P and "Baa" or higher by Moody's, cause to be made an appropriate entry in the records of the Custodial Account that amounts held for future distribution have been, as permitted by this Section 11.18, used by Seller in discharge of any such P&I Advance or (c) so long as Seller's long and short term credit ratings are accorded a rating of "BBB" or higher by S&P and "Baa" or higher by Moody's, make P&I Advances in the form of any combination of (a) or
(b) aggregating the total amount of advances to be made. Any amounts held for future distribution and so used shall be replaced by Seller by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to Purchaser required to be made on such Remittance Date. Seller's obligation to make P&I Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of a Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all other payments or recoveries (including proceeds under any title, hazard or other insurance policy, or condemnation awards) with respect to a Mortgage Loan; provided, however, that such obligation shall cease if (i) the Mortgage Loan has become a Liquidating Loan or (ii) if Seller, in its good faith judgment, determines that P&I Advances would not be recoverable pursuant to Section 11.06(d). The determination by Seller that a P&I Advance, if made, would be nonrecoverable, shall be evidenced by an officer's certificate of Seller, delivered to Purchaser, which details the reasons for such determination.

     Section 11.19. Assumption Agreements.

     Seller will use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note, provided that Seller shall permit such assumption if so required in accordance with the terms of the Mortgage or the Mortgage Note. When the Mortgaged Property has been conveyed prior to payment in full of the Mortgage Loan, Seller will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto; provided, however, Seller will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. In connection with any such assumption, the outstanding principal amount, the Monthly Payment and the Mortgage Interest Rate of the related Mortgage Note shall not be changed, and the term of the Mortgage Loan will not be increased or decreased. If an assumption is allowed pursuant to this Section 11.19, Seller with the prior consent of the issuer of the Primary

Mortgage Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever.

     Section 11.20. Satisfaction of Mortgages and Release of Mortgage Loan Documents.

     Upon the payment in full of any Mortgage Loan, or the receipt by Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, Seller will obtain the portion of the Mortgage Loan Documents that is in the possession of Purchaser or its designee, prepare and process any required satisfaction or release of the Mortgage and notify Purchaser or its designee in accordance with the provisions of this Agreement. Purchaser agrees to deliver or cause to be delivered to Seller the Mortgage Loan Documents for any Mortgage Loan not later than three (3) Business Days following its receipt of a notice from Seller that such a payment in full has been received or that a notification has been received that such a payment in full shall be made. Such Mortgage File shall be held by Seller for the purpose of canceling such Mortgage Note and delivering the canceled Mortgage Note to Mortgagor in a timely manner as and to the extent provided under applicable state law.

     In the event Seller grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage and should Seller otherwise prejudice any right Purchaser may have under the mortgage instruments, Seller, upon written demand of Purchaser, shall remit to Purchaser the Stated Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Fidelity Bond shall insure Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

     Section 11.21. Annual Statement of Compliance.

     On or before March 1st of each year, Seller shall deliver to Purchaser an officer's certificate (each, an "Annual Statement of Compliance") stating that
(i) a review of the activities of Seller during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, Seller has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     Section 11.22. Annual Independent Public Accountants' Servicing Report.

     On or before March 1st of each year, Seller at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement (a "USAP Report") to Purchaser (and upon thirty day's prior written notice from Purchaser to a master servicer or depositor so designated by Purchaser in such notice) to the effect that such firm has, with respect to Seller's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

     Notwithstanding the foregoing, the Seller's obligation to deliver a USAP Report under this Subsection, as to the Seller or any Subservicer, as to any calendar year, beginning with the report required in March 2007, shall be satisfied if an assessment of compliance and attestation report is delivered in compliance with Subsection 33.05 for such calendar year with respect to that entity.

     Section 11.23. Seller Shall Provide Access and Information as Reasonably Required.

     Seller shall provide to Purchaser, and for any Purchaser insured by FDIC, the supervisory agents and examiners of FDIC and the applicable financial institution regulator, access to any documentation regarding the Mortgage Loans which may be required by applicable regulations; provided, however, that any such access shall be (i) upon reasonable advance notice to Seller, (ii) at Purchaser's expense, (iii) during Seller's normal business hours, and (iv) in a manner which conforms to Seller's security and confidentiality policies and does not unreasonably interfere with Seller's business.

     In addition, Seller shall furnish upon request by Purchaser, during the term of this Agreement, such periodic, special or other reports or information, which are prepared in accordance with Seller's customary practices, whether or not provided for herein, as shall be necessary, reasonable and appropriate with respect to the purposes of this Agreement and applicable regulations. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions Purchaser may require. Seller agrees to execute and deliver all such instruments and take all such action as Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     Section 11.24. Notification of Adjustments.

     On each Adjustment Date, Seller shall make interest rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. Seller shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. Seller also shall provide timely notification to Purchaser of all applicable data and information regarding such interest rate.

     Section 11.25. Compliance With REMIC Provisions.

     If Seller has received written notice from Purchaser (or the Purchaser's designee) that a REMIC election or elections has been made with respect to the arrangement under which any Mortgage Loans and REO Property are held, Seller shall not take any action, or omit to take any action, that, under the REMIC Provisions, if taken or not taken, as the case may be, would (i) cause the termination of the status of any REMIC as a REMIC, (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code), or (iii) cause any REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code, unless either (A) Seller has received an opinion of counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax, or (B) Purchaser or its assignee has directed or requested the contemplated action after being advised by Seller that such action might compromise any REMIC, in which case Seller shall not be responsible for obtaining such opinion of counsel. If a REMIC election is made with respect to the arrangement under which REO Property is held, Seller shall dispose of such REO Property within three years or such other period as may be permitted under
Section 860G(a)(8) of the Code. Notwithstanding any other provision of this Agreement, if Seller has made a good faith effort to dispose of the REO Property by sale, it shall have no liability under this Agreement for not selling any REO Property within such three year period. If, after Seller has made a good faith effort to dispose of the REO Property by sale and the REO Property is unsalable for any reason, or if Purchaser withholds its consent to the sale thereof, Seller shall transfer the REO Property to Purchaser or an affiliate of Purchaser by delivery of a deed to that effect to Purchaser or an affiliate of Purchaser prior to the expiration of the applicable three year period. Seller shall in no event be obligated to purchase the REO Property.

     SECTION 12. Seller.

     Section 12.01. Indemnification; Third Party Claims.

     Seller agrees to indemnify and hold harmless Purchaser against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Purchaser may sustain due to the failure of Seller to service the Mortgage Loans in material compliance with the terms of this Agreement.

     If Purchaser seeks indemnification under this Section 12.01, it must promptly give Seller notice of any legal action or potential claim. However, delay or failure by Purchaser to provide such notice shall not release Seller from any indemnity obligations, except and only to the extent that Seller shows that such delay or failure materially prejudiced the defense of such action or increased the amount of such claim. Seller shall be responsible to conduct such defense through counsel reasonably satisfactory to Purchaser provided, however, that Seller is permitted to control fully the defense of any such claim and to settle any such claim subject to Purchaser's approval, which approval shall not be unreasonably withheld; provided further, that Purchaser shall have the right to retain counsel to represent it at its expense in connection with any such claim. If Seller fails to assume the defense of an action within twenty (20) days after receiving notice, then Seller shall be bound by any determination made in the action or by any compromise or settlement Purchaser may effect. Without the consent of the other party, neither Purchaser nor Seller shall agree to any settlement if the matter involves any possible criminal action or proceeding, or contains a stipulation to, or admission or acknowledgment of, any wrongdoing (in tort or otherwise) on the part of the other party, and the settlement of any such matter without the prior written consent of the other party shall be void and of no effect with respect to that other party. Purchaser agrees to use reasonable efforts to mitigate any claims tendered to Seller. Purchaser shall assign to Seller all of its claims for recovery against third parties for any indemnification provided by Seller, whether such claims arise pursuant to insurance coverage, contribution, subrogation or otherwise.

     Section 12.02. Merger or Consolidation of Seller.

     Seller will keep in full effect its existence, rights and franchises, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Seller shall be a party, or any Person succeeding to substantially all of the business of Seller (whether or not related to loan servicing), shall be the successor of Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 12.03. Limitation on Liability of Seller and Others.

     The duties and obligations of Seller shall be determined solely by the express provisions of this Agreement; Seller shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; and no implied warranties, covenants or obligations shall be read into this Agreement against Seller. Neither Seller nor any of the directors, officers, employees or agents of Seller shall be under any liability to Purchaser for any action taken or for refraining from the taking of any action in accordance with Customary Servicing Procedures and otherwise in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect Seller against any liability resulting from any material breach of any representation or warranty made herein; and, provided further, that this provision shall not protect Seller against any liability that would otherwise be imposed by reason of the willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations or duties hereunder. Seller and any director, officer, employee or agent of Seller may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 12.01, Seller shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to Seller's duty to service the Mortgage Loans in accordance with this Agreement.

     Section 12.04. Seller Not to Resign.

     Except as provided in Section 12.02, Seller shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of Seller and Purchaser or upon the determination that Seller's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Seller. Any such determination permitting the unilateral resignation of Seller shall be evidenced by an opinion of counsel to such


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

effect delivered to Purchaser, which opinion of counsel shall be in form and substance acceptable to Purchaser. Except as provided in Section 12.02, no such resignation or assignment shall become effective until a successor has assumed Seller's responsibilities and obligations hereunder in accordance with Section 14.03.

     SECTION 13. Default.

     Section 13.01. Events of Default.

     In case one or more of the following Events of Default by Seller shall occur and be continuing:

     (a) any failure by Seller to remit to Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Seller by Purchaser; or

     (b) failure by Seller to duly observe or perform, in any material respect, any other covenants, obligations or agreements of Seller as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days (unless a different period is otherwise specified in this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Seller by Purchaser; or

     (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Seller and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; or

     (d) Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Seller or relating to all or substantially all of Seller's property; or

     (e) Seller shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (f) failure to be an Agency approved Seller;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, Purchaser, by notice in writing to Seller, may, in addition to whatever rights Purchaser may have at law or equity, including damages, injunctive relief and specific performance, commence termination of all the rights and obligations of Seller under this Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon receipt by Seller of such written notice from Purchaser stating that they intend to terminate Seller as a result of such Event of Default, all authority and power of Seller under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 14.03.

Upon written request from Purchaser, Seller shall prepare, execute and deliver to a successor any and all documents and other instruments, place in such successor's possession all Mortgage Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at Seller's sole expense. Seller agrees to cooperate with Purchaser and such successor in effecting the termination of Seller's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited by Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

     Section 13.02. Waiver of Defaults.

     Purchaser may waive any default by Seller in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

     SECTION 14. Termination.

     Section 14.01. Termination.

     Unless terminated with respect to all or a portion of the Mortgage Loans on an earlier date pursuant to Section 13, the respective obligations and responsibilities of Seller, as servicer, shall terminate upon the distribution to Purchaser of the final payment or disposition with respect to the last Mortgage Loan (or advances of same by Seller) and the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder. Upon written request from Purchaser in connection with any such termination, Seller shall prepare, execute and deliver, any and all documents and other instruments, place in Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at Purchaser's sole expense. Seller agrees to cooperate with Purchaser and such successor in effecting the termination of Seller's responsibilities and rights hereunder as Seller, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

     Section 14.02. Termination of Seller Without Cause.

     Notwithstanding anything herein to the contrary, Purchaser may terminate the obligations and responsibilities of Seller, without cause, upon payment to Seller of a termination fee equal to two percent (2%) of the aggregate outstanding principal balance of the Mortgage Loans as of the date of such termination. In addition, Purchaser shall reimburse Seller for any and all out-of-pocket costs incurred by Seller in connection with such termination. The termination fee


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

provided for in this Section 14.02 shall be paid by Purchaser within ten (10) Business Days of any such termination without cause by Purchaser, and Purchaser shall reimburse Seller for its out-of-pocket costs resulting from such termination within ten (10) Business Days following Purchaser's receipt of an invoice for such costs.

     Section 14.03. Successors to Seller.

     Prior to the termination of Seller's responsibilities and duties under this Agreement pursuant to Sections 12.04, 13.01 or 14.01, Purchaser shall, (a) succeed to and assume all of Seller's responsibilities, rights, duties and obligations under this Agreement or (b) within one hundred eighty (180) days appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of Seller under this Agreement upon such termination. In connection with such appointment and assumption, Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that Seller's duties, responsibilities and liabilities under this Agreement shall be terminated pursuant to the aforementioned Sections, Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence which it is obligated to exercise under this Agreement. The resignation or removal of Seller pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve Seller of the representations and warranties made pursuant to Sections 6.01 and 6.02 and the remedies available to Purchaser under Sections 6.03 and 6.04, it being understood and agreed that the provisions of such Sections 6.01 and 6.02 shall be applicable to Seller notwithstanding any such resignation or termination of Seller, or the termination of this Agreement.

     Any successor to Seller appointed as provided herein shall execute, acknowledge and deliver to Seller and to Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of Seller, with like effect as if originally named as a party to this Agreement. Any termination or resignation of Seller or this Agreement pursuant to Sections 12.04, 13.01 or 14.01 shall not affect any claims that Purchaser may have against Seller under this Agreement which arose prior to any such termination or resignation.

     Seller shall promptly deliver to the successor the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder, and Seller shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of Seller.

     Upon a successor's acceptance of appointment as such, Seller shall notify by mail Purchaser of such appointment.

     SECTION 15. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, return receipt requested, or, if by other means, when received by the other party at the address as follows:

     (a)  if to Seller:

               ABN AMRO Mortgage Group, Inc.
               7159 Corklan Drive
               Jacksonville, Florida 32258
               Attn: Raymond Barbone
               Fax: 904/288-5089
               Phone: 904/288-5211

          With a copy to:

               LaSalle Bank Corporation
               Legal Department
               2600 West Big Beaver Rd.
               Troy, Michigan 48084
               Attn: Thomas E. Reiss
               Fax: 248/637-2768
               Phone: 248/637-2571

     (b)  if to Purchaser:

               Merrill Lynch Mortgage Lending, Inc.
               4 World Financial Center
               New York, NY 10080
               Attn: Mortgage Finance
               Fax: 212/738-1110
               Phone: 212/449-1435

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

     SECTION 16. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

     SECTION 17. No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of Seller shall be rendered as an independent contractor and not as agent for Purchaser.

     SECTION 18. Counterparts and Facsimile Transmission. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be delivered via facsimile transmission of executed counterparts, and each executed counterpart so delivered shall be deemed an original.

     SECTION 19. Governing Law. EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES OF NEW YORK OR ANY OTHER JURISDICTION.

     SECTION 20. Intention of the Parties. It is the intention of the parties that Purchaser is purchasing, and Seller is selling, the Mortgage Loans and not a debt instrument of Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by Seller, and a purchase by Purchaser, of the Mortgage Loans. Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and Seller shall cooperate with all reasonable requests made by Purchaser in the course of such review.

     It is not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of Seller or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and
(ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by Seller to Purchaser of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

     Purchaser agrees that, when interpreting this Agreement or any other document delivered by Purchaser to Seller, there shall be no presumption against Seller on account of the fact that Seller is the party causing the drafting of this Agreement.

     SECTION 21. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Purchaser, Seller, and the respective permitted successors and permitted assigns of Purchaser and Seller as set forth herein.

     SECTION 22. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.


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

     SECTION 23. Exhibits. The Exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     SECTION 24. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

     (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

     (c) references herein to "Sections," "Paragraphs" and other subdivisions without reference to a document are to designated Sections, Paragraphs and other subdivisions of this Agreement;

     (d) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

     (e) the term "include" or "including" shall mean without limitation by reason of enumeration.

     SECTION 25. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party hereto in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     SECTION 26. Amendment. This Agreement may be amended from time to time by Purchaser and Seller by written agreement signed by the parties hereto.

     SECTION 27. Confidentiality. Purchaser and Seller shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, except to the extent: (a) the disclosure thereof is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) disclosed to any one or more of such party's employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement and such data and information in the normal course of the performance of such person's duties for such party, to the extent such party has procedures in effect to inform such person of the confidential nature thereof; (c) disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a securitization of the Mortgage Loans by Purchaser (or an affiliate assignee thereof) or to any Person in connection with the resale or proposed resale of all or a portion of the

Mortgage Loans by such party in accordance with the terms of this Agreement; or
(d) reasonably believed by such party to be necessary for the enforcement of such party's rights under this Agreement.

     SECTION 28. Entire Agreement. This Agreement constitutes the entire agreement and understanding relating to the subject matter hereof between the parties hereto and any prior oral or written agreements between them shall be deemed to have merged herewith.

     SECTION 29. Further Agreements. Seller and Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

     SECTION 30. Nonsolicitation. Seller and Purchaser agree that, after the related Closing Date, neither of them will take any action, directly or through agents or independent contractors, to solicit the refinancing of any Mortgage Loan. It is understood and agreed by the parties hereto, however, that (i) promotions undertaken by Seller or any affiliate of Seller, or Purchaser or any affiliate of Purchaser, which are directed to the general public, including without limitation, mass mailings based on commercially acquired mailing lists or as part of monthly or periodic statements mailed to borrowers or holders of deposit or other accounts, and newspaper, radio, television, web site advertisements; or (ii) refinancing resulting from a Mortgagor who, without impermissible solicitation, contacts Seller or Purchaser in connection with the refinance of a Mortgage Loan shall not constitute solicitation under this Section. Notwithstanding any thing to the contrary, the Section shall not prohibit Seller from soliciting any Mortgagor to provide other services, including but not limited to, credit cards, insurance, investments, and other banking related services.

     SECTION 31. Financial Statements. Seller understands that in connection with Purchaser's marketing of the Mortgage Loans, Purchaser shall make available to prospective purchasers the consolidated financial statements of LaSalle Bank Corporation for the most recently completed three fiscal years respecting which such statements are available. Seller also shall make available any comparable interim statements to the extent any such statements have been prepared by Seller (and are available upon request to members or stockholders of Seller or the public at large). Seller, if it has not already done so, agrees to furnish promptly to Purchaser copies of the statements specified above.

     Seller also agrees to allow access to knowledgeable financial, accounting, origination and servicing officers of Seller for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting Seller, its loan origination or servicing practices or the financial statements of Seller; provided, however, that (i) Purchaser shall schedule such meeting reasonably in advance, at a time mutually agreeable with Seller that will not unduly interfere with Seller's business, (ii) Seller shall not be liable for any expenses of Purchaser, of any prospective purchaser, or of any third party engaged by either of them, and (iii) Purchaser shall pay all reasonable expenses of Seller as agreed to at the time of the scheduling of such meeting.

     SECTION 32. Whole Loan Transfers, Private Securitization Transactions and Securitization Transactions.


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

     The Seller and Purchaser agree that with respect to some or all of the Mortgage Loans purchased on any Closing Date, Purchaser may effect four (4) Transfers without charge. Purchaser may make additional Transfers; provided, however, that it pay to Seller a fee for each additional Transfer in the amount of the greater of $4,000 or 4/32 (0.1250%) of the unpaid principal balance of the Mortgage Loans transferred in such additional Transfer ("Transfer Fee").

     With respect to each Transfer, Purchaser shall give Seller a written notice of such Transfer setting forth: (i) Seller's applicable Mortgage Loan identifying number for each Mortgage Loan affected by the Transfer; (ii) the aggregate scheduled transfer balance of such Mortgage Loans; and (iii) the full name, address and wiring instructions of the Transferee and the name and telephone number of an the authorized individual representative for such Transferee, to whom Sellers should (A) send remittances; (B) send any notices required by or provided for in this Agreement; and (C) deliver any legal documents relating to the Mortgage Loans (including but not limited to, contents of any Mortgage File obtained after the effective date of any assignment.) With respect to each Transfer, Purchaser shall pay Seller the Transfer Fee if applicable and execute and deliver to Seller an Assignment, Assumption and Recognition Agreement in the form of Exhibit 7 hereto for any Whole Loan Transfer and in the form of Exhibit 8 hereto for any Private Securitization Transaction or Securitization Transaction; provided, however, that, with respect to this Agreement or any Mortgage Loan subject of a Transfer, Seller shall be under no obligation to deal with any Person as Purchaser, other than the undersigned, unless a duly executed Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit 7 or Exhibit 8 hereto with respect to such Transfer, together with the Transfer Fee therefor, if applicable, has been delivered to Seller. Upon receipt of such duly executed Assignment, Assumption and Recognition Agreement, and the Transfer Fee therefor, if applicable, Seller shall mark its books and records to reflect the change of ownership of the Mortgage Loan. Any Transfer made without delivery to Seller of the appropriate Transfer Fee, if applicable, and Assignment, Assumption and Recognition Agreement shall be void and of no effect.

     With respect to each Transfer Seller agrees:

     (1) to reasonably cooperate with the reasonable requests of Purchaser and a Transferee;

     (2) to execute all Reconstitution Agreements provided that each of Seller and Purchaser is given eight (8) Business Days (or such time as the parties may otherwise agree) to review and reasonably negotiate in good faith the content of such documents;

     (3) with respect to the Transfer, to bring down the representations and warranties made by it in Section 6.02;

     (4) to deliver to Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Seller, its financial condition and its mortgage loan delinquency and foreclosure experience and its underwriting practices;


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

     (5) to deliver to Purchaser, at the Purchaser's expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by Seller pursuant to clause (4) above as shall be reasonably requested by Purchaser;

     (6) to deliver to Purchaser, and to any Person designated by Purchaser, such legal documents and in-house opinions of counsel as are customarily delivered by originators or servicers in connection with Private Securitization Transactions or Securitization Transactions, such in-house opinions of counsel to be in the form reasonably acceptable to Seller and Purchaser, it being understood that the cost of any opinions of outside special counsel that may be required for a Private Securitization Transaction or Securitization Transaction shall be the responsibility of Purchaser;

     The form of relevant Reconstitution Agreement to be entered into by Purchaser and Seller with respect to Transfers shall be reasonably satisfactory in form and substance to Seller (giving due regard, if necessary, to any reasonable rating agency or master servicer requirements) and the representations and warranties, servicing provisions, and indemnity and liability obligations, contained therein shall be substantially similar to those contained in this Agreement or in the public disclosure documents of Seller's own securitizations, unless otherwise mutually agreed by the parties; provided, however, that no such Reconstitution Agreement or Reconstitution Agreements shall change or modify, by amendment, incorporation or otherwise, the representations and warranties set forth in this Agreement.

     It is expressly understood that, in any Reconstitution Agreement, whether or not incorporated into an Assignment, Assumption and Recognition Agreement, Seller is not required to:

     (a) except as set forth in this Agreement, contract with or indemnify any underwriter, any master servicer, sub-master servicer, trustee, custodian or any other Person other than Purchaser, and that no other party shall be a third party beneficiary thereof;

     (b) enter into a servicing agreement other than this Agreement, or service the Mortgage Loans according to servicing guidelines other than the Servicing Guidelines as defined herein;

     (c) increase its liability, servicing obligations or procedures without its consent and adequate additional compensation therefor;

     (d)  decrease its fees or other income from servicing;

     (e) make any Rule 10b-5 type of representations, warranties, or indemnities, except to Purchaser and its underwriter and only for information provided by Seller, in the complete form provided by Seller, for inclusion in a prospectus, free writing prospectus or prospectus supplement, and only provided that Seller receive, in turn, from an affiliated indemnifier acceptable to Seller, which has financial strength satisfactory to Seller, and in a writing in the form of Exhibit 9 hereto,


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

          cross-indemnities for any loss or damages as a result of all other information in such prospectus, free writing prospectus or prospectus supplement; or

     (f) bring down or restate any representations and warranties set forth in Sections 6.01 of this Agreement.

     Seller shall not be obligated to execute, or liable for refusing to execute, any Reconstitution Agreement not in conformance with the parameters for Reconstitution Agreements set forth in Sections 32 and 33, including in the definition of Reconstitution Agreement. Purchaser shall cooperate with Seller in connection with any Transfer contemplated by Purchaser pursuant to this Section 32, and shall promptly negotiate and respond to reasonable requests of Seller for changes to any proposed Reconstitution Agreement, including to the documents referred to or incorporated therein, needed to conform to the parameters for Reconstitution Agreements set forth herein, including in the definition of Reconstitution Agreement, or shall extend the eight (8) Business Day period therefor in order to allow sufficient time to obtain such mutually agreed upon Reconstitution Agreement.

     All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer, Private Securitization Transaction or Securitization Transaction shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement.

     SECTION 33. Compliance with Regulation AB.

     Subsection 33.01. Intent of the Parties; Reasonableness.

     The Purchaser and the Seller acknowledge and agree that the purpose of
Section 33 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act of 1933, the Exchange Act and, in each case, the rules and regulations of the Commission thereunder and the Sarbanes-Oxley Act. The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, due to interpretive guidance provided by the Commission or its staff, and agrees to comply with requests made by the Purchaser or Purchaser's Agent in good faith for delivery of information under these provisions on the basis of established and evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser and Purchaser's Agent to deliver to the Purchaser or Purchaser's Agent any and all statements, reports, certifications, records and any other information necessary in the reasonable determination of the Purchaser or Purchaser's Agent to permit the Purchaser or Purchaser's Agent to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

     The Purchaser and Purchaser's Agent shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such


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

requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB. In the event that any threshold percentages with respect to the Seller or any of the Seller's Subservicers or Subcontractors change in a Securitization Transaction, due to payoffs or otherwise, such that the Seller or any of the Seller's Subservicers or Subcontractors would be required to provide information pursuant to this Section 33 not theretofore required, Purchaser or Purchaser's Agent shall give the Seller prompt notice of any such threshold percentage changes.

     Subsection 33.02. Additional Representations and Warranties of the Seller.

     (a) The Seller hereby represents to the Purchaser and Purchaser's Agent as of the date on which information is first provided to the Purchaser or Purchaser's Agent under Subsection 33.03 that, except as disclosed in writing to the Purchaser or Purchaser's Agent prior to such date: (i) the Seller is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller; (ii) the Seller has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger;
(iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Seller as servicer has been disclosed or reported by the Seller; (iv) no material changes to the Seller's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Seller's financial condition that could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Seller, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

     (b) If so requested by the Purchaser or Purchaser's Agent on any date following the date on which information is first provided to the Purchaser or Purchaser's Agent under Subsection 33.03, the Seller shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

     Subsection 33.03. Information to Be Provided by the Seller.

     In connection with any Securitization Transaction, provided Seller receives a written request from Purchaser identifying the Mortgage Loans in the Securitization Transaction, notifying Seller that the Mortgage Loans meet the threshold percentages of Regulation AB, and stating those percentages, the Seller shall (i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b) and (c) of this Subsection that pertain to the Securitization Transaction, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Subsection.

     (a) If so requested by the Purchaser or any Depositor, and necessary for compliance with Regulation AB, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include:

          (A) the originator's form of organization;

          (B) to the extent material, a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans if material; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

          (C) a description of any material legal proceedings pending (or known to be contemplated by governmental authorities) against the Seller, each Third-Party Originator and each Subservicer that is material to security holders; and

          (D) a description of any affiliation or relationship between the Seller, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

          (1)  any servicer;

          (2)  any trustee;

          (3)  any originator;

          (4)  any significant obligor;

          (5)  any enhancement or support provider; and

          (6)  any other material transaction party.

     (b) If so requested by the Purchaser or any Depositor and necessary for compliance with Regulation AB, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below)


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

originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105 of Regulation AB. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly. The most recent periodic increment must be as of a date no later than one hundred thirty-five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format agreeable to Seller and the Purchaser or the Depositor, as applicable.

     Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

     If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by, or including, a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

     (c) If so requested by the Purchaser or any Depositor and necessary for compliance with Regulation AB, the Seller shall provide such information regarding the Seller, as servicer of the Mortgage Loans, and each Subservicer (each of the Seller and each Subservicer, for purposes of this paragraph, a "Servicer"), as is requested for the purpose of compliance with Items 1108, 1111, 1117 and 1119 of Regulation AB. Such information shall include:

          (A) the Servicer's form of organization;

          (B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the


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

servicing function it will perform under this Agreement and any applicable Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

               (1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

               (2) the extent of any material outsourcing the Servicer utilizes;

               (3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

               (4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

               (5) such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

          (C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any applicable Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

          (D) information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any applicable Reconstitution Agreement;

          (E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

          (F) a description of the Servicer's processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

          (G) a description of the Servicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

          (H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

          (I) a description of any material legal proceedings pending (or known to be contemplated by governmental authorities) against the Servicer that is material to security holders;

          (J) a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

          (1) any servicer;

          (2) any trustee;

          (3) any originator;

          (4) any significant obligor;

          (5) any enhancement or support provider; and

          (6) any other material transaction party.

          (K) historical delinquency information with respect to the Mortgage Loans since origination of the Mortgage Loans.

     (d) For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Subservicer and Third-Party Originator to) (i) provide prompt notice to the Purchaser and Purchaser's Agent in writing of (A) any legal proceedings pending (or known to be contemplated by governmental authorities) against the Seller, any Subservicer or any Third-Party Originator that is material to security holders, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any applicable Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Seller, and (E) the Seller's entry into an agreement with a Subservicer or Subcontractor to perform or assist in the performance of any of the Seller's obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

     (e) If Seller or any Subservicer as servicer or subservicer under this Agreement or any applicable Reconstitution Agreement related thereto is to be merged or consolidated into any Person, or any Person is to be appointed as a successor to the Seller or any Subservicer, the Seller shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the


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

effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) at least 13 calendar days prior to such effective date, all information reasonably requested by the Purchaser or any Depositor in order to comply with the Depositor's reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

     (f) In respect to any Securitization Transaction that includes the Mortgage Loans serviced by Seller or any Subservicer, as applicable, as part of its regular monthly report to Purchaser or Purchaser's Agent, Servicer shall include the following such information and data for purposes of compliance with Item 1121 of Regulation AB:

          (A) any material modifications, extensions or waivers of terms, fees, penalties or payments of the Mortgage Loans in the pool assets during the distribution period or that have cumulatively become material over time;

          (B) material breaches of the representations or warranties or transaction covenants with respect to the Mortgage Loans in the pool assets; and

          (C) information regarding new asset-backed securities issuances backed by the same Mortgage Loans in the pool assets, any changes to the Mortgage Loans in the pool assets (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of Mortgage Loans in the pool assets.

     (g) The Seller shall provide to the Purchaser or Purchaser's Agent evidence of the authorization of the person signing any certification.

     Subsection 33.04. Servicer Compliance Statement.

     On or before March 1 of each calendar year, commencing in 2007, the Seller shall deliver to the Purchaser or Purchaser's Agent a statement of compliance addressed to the Purchaser or Purchaser's Agent and signed by an authorized officer of the Seller, to the effect that (i) a review of the Seller's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

     Subsection 33.05. Report on Assessment of Compliance and Attestation.

     On or before March 1 of each calendar year, commencing in 2007, the Seller shall:

          (i) deliver to the Purchaser or Purchaser's Agent a report regarding the Seller's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser or


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

     Purchaser's Agent and signed by an authorized officer of the Seller, shall address each of the "Applicable Servicing Criteria" specified on Exhibit 11 hereto, and shall disclose the inapplicability of any servicing criteria denoted as inapplicable with a "No" as specified on Exhibit 11 hereto;

          (ii) deliver to the Purchaser or Purchaser's Agent a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Seller and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act of 1933 and the Exchange Act;

          (iii) cause each Subservicer, and each Subcontractor determined by the Seller pursuant to Subsection 33.06(b) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and, to the extent required of such Subservicer or Subcontractor under Item 1123 of Regulation AB, an annual compliance certificate as and when provided by
     Section 33.04, to deliver to the Purchaser or Purchaser's Agent an assessment of compliance and accountants' attestation as and when provided in paragraphs (a) and (b) of this Subsection; and

          (iv) if requested by the Purchaser or Purchaser's Agent not later than February 1 of the calendar year in which such certification is to be delivered, deliver, and cause each Subservicer and Subcontractor described in clause (iii) above to deliver, to the Purchaser or Purchaser's Agent and any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of
     2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Seller, in the form attached hereto as Exhibit 10.

     The Seller acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Seller pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor Purchaser's Agent will request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K or any amendment thereto with respect to an issuing entity whose asset pool includes Mortgage Loans.

     Each assessment of compliance provided by a Subservicer pursuant to Subsection 33.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 11 hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Subsection 33.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Seller pursuant to Subsection 33.06.

     Subsection 33.06. Use of Subservicers and Subcontractors.

     The Seller shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of this Subsection. The Seller shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of this Subsection.

     It shall not be necessary for the Seller to seek the consent of the Purchaser or Purchaser's Agent to the utilization of any Subservicer. If necessary for compliance with Regulation AB, and after reasonable notice from Purchaser of the parties involved in Purchaser's Securitization Transaction and their threshold percentage involvement, Seller shall cause any Subservicer used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Subsection and with Subsections 33.03(c), (e), (f) and (g), 33.04 and 33.05 of this Agreement to the same extent as if such Subservicer were the Seller, and to provide the information required with respect to such Subservicer under Subsection 33.03(d) of this Agreement. Without regard to any threshold percentage specified in Item 1122(d) of Regulation AB, the Seller shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Subsection 33.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Subsection 33.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Subsection 33.05 as and when required to be delivered.

     It shall not be necessary for the Seller to seek the consent of the Purchaser or Purchaser's Agent to the utilization of any Subcontractor. If necessary for compliance with Regulation AB, and after reasonable notice from Purchaser of the parties involved in Purchaser's Securitization Transaction and their threshold percentage involvement, Seller shall promptly upon request provide to the Purchaser or Purchaser's Agent a written description of the role and function of each Subcontractor utilized by the Seller or any Subservicer "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

     Seller shall cause any such Subcontractor used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Subsection 33.05 of this Agreement. The Seller shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subcontractor under Subsection 33.05, in each case as and when required to be delivered pursuant to this Agreement.

     With respect to any Subservicer or Subcontractor, the Seller shall provide the indemnifications set forth in Subsection 33.07(b)(i) and (ii) of this Agreement on behalf of such Subservicer or Subcontractor. With respect to the Subservicer only, the Seller shall (i) represent and warrant to the Purchaser that no Subservicer is in breach of any of the representations set forth in Subsection 33.02(a) of this Agreement or disclose otherwise, in writing, to the Purchaser, and (ii) provide such information as may be requested pursuant to Subsection 33.02(b) of this Agreement.

     Subsection 33.07. Indemnification; Remedies.

     (a) (i) With respect to all information, reports, certifications, and any other materials required to be delivered by or on behalf of Seller and each Subservicer, Subcontractor and Third-Party Originator pursuant to this Section 33 (collectively, the "Seller Information") for inclusion in any offering materials related to a Securitization Transaction, including the registration statement, prospectus, prospectus supplement, free writing prospectus, any offering circular, or similar offering document and any amendments or supplements to the foregoing (collectively, the "Securitization Materials"), Seller agrees to execute an indemnification agreement, substantially in the form and substance of Exhibit 9 hereto, pursuant to which Seller shall indemnify Purchaser, its affiliates and certain other parties for the matters set forth in such indemnification agreement; only provided that Seller receive in turn, from a Purchaser affiliated indemnifier acceptable to Seller, which has financial strength satisfactory to Seller, the cross-indemnities identified substantially in the form and substance of Exhibit 9 hereto.

     (ii) With respect to Seller Information (other than the Seller Information included in Securitization Materials) required to be delivered pursuant to this
Section 33 for inclusion in reports, forms, filings or other disclosures made pursuant to the Exchange Act, Seller shall indemnify (i) Purchaser, Purchaser's affiliates and Purchaser's Agents responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act for a related Securitization Transaction, and (ii) with respect to the Securitization Transaction for which such Seller Information was required to be provided, the related sponsor, issuing entity, depositor, or broker dealer acting as underwriter, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon (y) any untrue statement of a material fact contained in any Seller Information and the omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (z) the failure to deliver any such Seller Information when and as required under this Section 33.

     (iii) With respect to all other Seller Information required to be delivered pursuant to this Section 33, Seller shall indemnify (i) Purchaser, Purchaser's affiliates and Purchaser's Agents responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act for a related Securitization Transaction, (ii) with respect to the Securitization Transaction for which such Seller Information was required to be provided, the related sponsor, issuing entity, depositor, or broker dealer acting as underwriter, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon (x) any untrue statement of a material fact contained in any Seller Information and the omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) the failure to deliver any such Seller Information when and as required under this Section 33 and (z) a breach of any representation or warranty set forth in, or furnished in a writing pursuant to, Section 33.02.

     (iv) The indemnities in this Section 33.07 shall survive termination of this Agreement. If the indemnification provided for herein is determined by a court of competent jurisdiction to be unenforceable, then the indemnifying party agrees that it shall contribute to the amount paid or payable by the indemnified party as a result of any claims, losses, damages or liabilities incurred by such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party on the one hand and the indemnifying party on the other.

     (b) (i) Any failure by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 33, or any breach by the Seller of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Purchaser's Agent, as applicable, to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement and if the Servicer is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer, in accordance with the related securitization agreement, reasonably acceptable to any Master Servicer of such Securitization Transaction; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

     (ii) Any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants' letter when and as required under Subsections 33.04 or 33.05, including (except as provided in the following paragraph) any failure by the Seller to identify pursuant to Subsection 33.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Purchaser's Agent, as applicable, to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

     Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Seller pursuant to this subparagraph (b)(ii) if a failure of the Seller to identify a Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

     (iii) The Seller shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, in connection with the termination of the Seller as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

     SECTION 34. JURY WAIVER. EACH PARTY ACKNOWLEDGES THAT THE RIGHT OF TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT ONE THAT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH LEGAL COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, FOR ITS OWN BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION IN ANY WAY RELATED TO THIS AGREEMENT, PERFORMANCE THEREUNDER, AND/OR ENFORCEMENT THEREOF.

     Purchaser and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                        MERRILL LYNCH MORTGAGE LENDING, INC.,
                                        as Purchaser


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ABN AMRO MORTGAGE GROUP, INC.,
                                        as Seller


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT 1

                             MORTGAGE LOAN DOCUMENTS

     With respect to each Mortgage Loan, as of the related Closing Date, the Mortgage Loan Documents shall consist of the following:

     (a) the original Mortgage Note bearing all intervening endorsements, endorsed in blank and signed in the name of Seller by an officer thereof, or in the event the Mortgage Note has been lost or destroyed, a lost note affidavit with indemnification;

     (b)  the original Assignment of Mortgage with assignee's name left blank;

     (c) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon; or if such documents have not been returned from the applicable recording office or have been lost, a true and complete copy of the original;

     (d) the original Mortgage, or imaged copy of the recorded Mortgage, with evidence of recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a true and complete copy of the original Mortgage;

     (e) the originals of all intervening assignments of mortgage, or imaged copies of the recorded documents, with evidence of recording thereon, or if any such intervening assignment of mortgage has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, a true and complete copy of the original intervening assignment of mortgage; and

     (f) the original mortgagee title insurance policy or if not yet issued, a copy of the title commitment with proof of payment, or imaged copies thereof.

                                    EXHIBIT 2

                         CONTENTS OF EACH MORTGAGE FILE

     With respect to each Mortgage Loan, the Mortgage File, which may be an image thereof, shall include each of the following items, unless otherwise disclosed to Purchaser on the data tape:

     (a)  Copies of the Mortgage, Mortgage Note and title policy or commitment.

     (b)  Residential loan application.

     (c)  Mortgage Loan closing statement.

     (d)  Verification of employment and income, if required.

     (e) Verification of acceptable evidence of source and amount of down payment, if required.

     (f)  Credit report on Mortgagor, in a form acceptable to the Agency.

     (g) Residential appraisal report in a form acceptable to the Agency, if required.

     (h)  Photograph of the Mortgaged Property, if required.

     (i)  Survey of the Mortgaged Property, unless a survey is not required.

     (j)  Copies of all required disclosure statements.

     (k)  Sales contract, if applicable and required.

     (l) The Primary Mortgage Insurance Policy or certificate of insurance or electronic notation of the existence of such policy, where required.

     (m) Evidence of electronic notation of the hazard insurance policy, and, if required by law, evidence of the flood insurance policy.

                                    EXHIBIT 3

                         SELLER'S OFFICER'S CERTIFICATE

     I, ______________________________, hereby certify that I am duly appointed ___________________________ of ABN AMRO Mortgage Group, Inc. (the "Seller"), and further certify on behalf of the Seller as follows:

1. The Seller is in good standing in its State of formation. Attached hereto as Exhibit A is a Certificate of Good Standing of Seller dated ___________. No event has occurred since _______________, which has affected the good standing of Seller under the laws of the State of Delaware.

2. Attached hereto as Exhibit B is a true and complete copy of the Amended and Restated By-Laws of the Seller. Such By-Laws have not been amended or revoked and are in full force and effect on the date hereof.

3. Section 11.1 of the Amended and Restated By-Laws, entitled "Execution of Instruments," authorizes any Vice President, First Vice President, or Senior Vice President of the Seller, among others, to execute and deliver documents in connection with the sale, assignment, transfer, conveyance, management or handling in any way of any property held or controlled by the Seller,

4. Each person who, as an officer of the Seller, signed (a) the Master Mortgage Loan Sale and Servicing Agreement (the "Agreement") dated as of October 1, 2006, by and between the MERRILL LYNCH MORTGAGE LENDING, INC. and ABN AMRO Mortgage Group, Inc., a Delaware corporation, (b) the commitment letter dated ____________, (the "Commitment Letter") and (c) any other document delivered prior hereto or on the date hereof in connection with the purchase and sale and servicing of Mortgage Loans in accordance with the Agreement was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer.

5. Set forth below is the name, title and specimen signature of the person who has been duly appointed and qualified to serve in the capacity set forth opposite his or her name:

Name                        Title                      Signature

-------------------------   ------------------------   -------------------------

     The signature of each such person appearing on such documents is his or her genuine signature. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

Dated:                                  ABN AMRO Mortgage Group, Inc.:
       ------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     I, __________________, Assistant Secretary of ABN AMRO Mortgage Group, Inc., hereby certify that __________________ is a duly appointed, qualified and acting __________________, and that __________________ is a duly appointed, qualified and acting __________________, that the signature appearing above is his or her genuine signature, and that pursuant to the resolution attached hereto as Exhibit A, he or she is authorized to execute and deliver the Agreement and Commitment Letter.

     I have hereunto signed my name.

Dated:                                  ABN AMRO Mortgage Group, Inc.:
       ------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Assistant Secretary

                                    EXHIBIT 4

                         [OPINION OF COUNSEL TO SELLER]

                                                                Date: __________

Merrill Lynch Mortgage Lending, Inc.
4 World Financial Center
New York, NY 10080
Ladies and Gentlemen:

     I am special counsel to ABN AMRO Mortgage Group, Inc., a Delaware corporation (the "Seller"), with respect to certain matters in connection with the sale and servicing by the Seller of the Mortgage Loans pursuant to that certain Master Mortgage Loan Sale and Servicing Agreement, dated as of October 1, 2006 (the "Agreement"), by and between the Seller and MERRILL LYNCH MORTGAGE LENDING, INC. (the "Purchaser"). Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

     In rendering the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of the certificate of incorporation and by-laws of the Seller, the Agreement and such corporate records, agreements or other instruments of the Seller, and such certificates, records and other documents, agreements and instruments, as I have deemed necessary and proper as the basis for my opinions. In connection with such examination, I have assumed the genuineness of all signatures other than those of the Seller's officers, the authenticity of all documents, agreements and instruments submitted to me as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to me as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity to executed original documents of all documents submitted to me in draft and the accuracy of the matters set forth in the documents we reviewed. I have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, other than the Seller. As to any facts material to such opinions that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Seller as I have deemed necessary and proper as the basis for my opinions, including, among other things, the representations and warranties in the Agreement.

Subject to the foregoing, it is my opinion that:

          1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is authorized to service and administer the Mortgage Loans in the states where the Mortgaged Properties are located.

          2. The execution, delivery and performance by the Seller and the transactions contemplated thereby are within its corporate power and have been duly authorized by all necessary corporate action on the part of the Seller.

          3. The Agreement is a legal, valid and binding agreement of the Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application affecting the rights of creditors and subject to the rules of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          4. The execution, delivery and performance by the Seller of the Agreement and the transactions contemplated thereby: (a) do not contravene or conflict with its certificate of incorporation or by-laws or any law or regulation to which the Seller is subject; or (b) to the best of my knowledge (without independent investigation), neither result in the creation or imposition of any lien on the property or assets of the Seller; nor require any action by or in respect of, or filing with, any governmental body, agency or official.

          5. There is no action, suit, proceeding or, investigation pending or threatened against the Seller which, in my judgment, either in any instance or in the aggregate, will likely result in any material adverse change in the business, operations, financial conditions, properties or assets of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted or in any material liability on the part of the Seller or which would draw into question the validity of the Agreement or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Seller to perform under the terms of the Agreement.

     I am a member of the State Bar of Michigan and my opinions expressed herein are limited to matters governed by the laws of Michigan and the federal laws of the United States of America. I have not made any examination of the laws of any other jurisdiction as to the extent or manner in which such laws may govern or affect the Agreement or the transactions contemplated thereby. Except as expressly provided herein, this opinion is being furnished to the addressee hereof solely for its benefit in connection with the transactions contemplated in the Agreement, and it is not to be used, circulated, quoted or otherwise referred to for any purpose without my express written consent. Further, I assume no obligation to revise or supplement this opinion should the present laws or regulations be changed by legislative or administrative action, judicial decision or otherwise.

                                        Sincerely,

                                        ABN AMRO Mortgage Group, Inc.


                                        By:
                                            ------------------------------------
                                            Thomas E. Reiss
                                        Its: Special Counsel

                                    EXHIBIT 5

                         CUSTODIAL ACCOUNT CERTIFICATION

                                               ________________________ __, 200_

To: _____________________________

    _____________________________

    _____________________________
    (the "Depository")

          As Seller under the Master Mortgage Loan Sale and Servicing Agreement, (the "Agreement") dated as of October 1, 2006, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as "[SELLER], as Servicer, in trust for Merrill Lynch Mortgage Capital, Inc.." All deposits in the account shall be subject to withdrawal therefrom by order signed by Seller in accordance with the Agreement. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

[SELLER]
(Seller)


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

(CONTINUED ON NEXT PAGE)

The undersigned, as Depository, hereby certifies that the above-described account has been established as a Custodial Account pursuant to the Agreement under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

----------------------------------------
Depository


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

                                    EXHIBIT 6

                          ESCROW ACCOUNT CERTIFICATION

                                                             __________ __, 200_

To: _____________________________

    _____________________________

    _____________________________
    (the "Depository")

          As Seller under the Master Mortgage Loan Sale and Servicing Agreement, (the "Agreement") dated as of October 1, 2006, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as "[SELLER] in trust for Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans." All deposits in the account shall be subject to withdrawal therefrom by order signed by Seller in accordance with the Agreement. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

[SELLER]
(Seller)


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

(CONTINUED ON NEXT PAGE)

The undersigned, as Depository, hereby certifies that the above-described account has been established as an Escrow Account pursuant to the Agreement under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.


-------------------------------------
Depository


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

                                    EXHIBIT 7

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
                            (for Whole Loan Transfer)

                                     between

                 _______________________________________________,
                                  as Assignee,

                 _______________________________________________
                                   as Assignor

                                       and

                         ABN AMRO Mortgage Group, Inc.,
                                  as the Seller

                             Dated _________________

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
                            (for Whole Loan Transfer)

     This Assignment, Assumption and Recognition Agreement (the "Agreement") is made and entered into on __________________, by ___________________________, having an address at ____________________________________________________
("Assignor"), _______________________________________________, having an address at ________________________________________________________ ("Assignee") and ABN
AMRO Mortgage Group, Inc., having an address at 2600 West Big Beaver Road, Troy, Michigan 48084 ("Seller").

     In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Assignment and Assumption. Except as expressly provided for herein, and upon payment by Assignee to Assignor of the amounts referenced in that certain trade confirmation dated as of __________________ (the "Trade Confirmation") and duly executed by Assignor and Assignee (such amounts, the "Purchase Price"), and upon payment to Seller of any Transfer Fee, if applicable, required pursuant to the Sale Agreement defined below, Assignor hereby grants, transfers and assigns to Assignee (a) all of its right, title and interest in and to each of the mortgage loans identified in Exhibit A attached hereto, excluding the servicing rights related thereto ("Mortgage Loans") and (b) with respect to the Mortgage Loans, all of its right, title and interest as "Purchaser" in that certain Master Mortgage Loan Sale and Servicing Agreement dated ________________, and duly executed by the Seller and Assignor, a copy of which is attached hereto as Exhibit B (the "Sale Agreement"). Notwithstanding anything to the contrary contained herein, Assignor is not assigning to Assignee any of the servicing rights related to the Mortgage Loans.

     Except as is otherwise expressly provided herein, Assignor makes no representations, warranties or covenants to Assignee and Assignee acknowledges that Assignor has no obligations to Assignee under the terms of the Sale Agreement, or otherwise relating to the transaction contemplated herein, including but not limited to, any obligation to repurchase any of the Mortgage Loans or to indemnify Assignee.

     2. Payment of Purchase Price. Assignee shall pay the Purchase Price to Assignor on or prior to the date hereof by wire transfer of immediately available funds to the account designated below:

               ABA -

               ACCT -

               REF -

     3. Recognition of Assignee by the Seller. From and after the date hereof, and on the condition that Assignor shall have paid any Transfer Fee required pursuant to the Sale Agreement, the Seller shall recognize Assignee as the owner of the Mortgage Loans and the "Purchaser" under the Sale Agreement with respect to such Mortgage Loans.

         4. Servicing of the Mortgage Loans. From and after the date hereof, and on the condition that Assignor shall have paid any Transfer Fee required pursuant to the Sale Agreement, the Seller shall service the Mortgage Loans for Assignee in accordance with the Sale Agreement. The address of Assignee set forth in Section 15 of the Sale Agreement shall be amended to read as follows:

               Attn: _______________

     The wire transfer instructions for distributions to Assignee on the remittance dates shall be as follows:

               Bank: ____________________________

               City: ____________________________

               ABA Routing Number: ______________

               For Credit to: ___________________

               Account No.: _____________________

               Attn: ____________________________

     5. Status of Sale Agreement. The Seller and Assignor represent and warrant to Assignee that as of the date hereof (a) the Sale Agreement with respect to each of the Mortgage Loans is in full force and effect, (b) the Sale Agreement has not been amended or modified in any respect (except as provided herein), and
(c) there has been no waiver or any agreement to waive any provision, nor has any notice of termination been given, under the Sale Agreement.

     6. No Claims. The Seller represents and warrants to Assignor and Assignee that it has no offsets, counterclaims or other defenses available to it with respect to the Sale Agreement. Assignor represents and warrants to the Seller and Assignee that it has no offsets, counterclaims or other defenses available to it with respect to the Sale Agreement.

     7. Covenants, Representations and Warranties of Assignor. Assignor represents and warrants to, and covenants with, Assignee that:

          a. Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite corporate power and authority to acquire, own and sell the Mortgage Loans;

          b. Assignor has full corporate power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of Assignor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Assignor. This Agreement has been fully executed and delivered by Assignor and constitutes the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its respective terms, except as enforcement is limited by applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and by general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

          c. No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this Agreement, or the consummation by it of the transaction contemplated hereby;

          d. There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would materially and adversely affect (i) the sale of the Mortgage Loans to Assignee, (ii) the execution, delivery or enforceability of this Agreement, or (iii) Assignor's ability to perform its obligations under this Agreement; and

          e. Immediately prior to payment of the Purchase Price for the Mortgage Loans, Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever.

     8. Covenants, Representations and Warranties of Assignee. Assignee represents and warrants to, and covenants with, Assignor and the Seller that:

          a. Except for the provisions pertaining to the payment of the purchase price thereunder, from and after the date hereof, Assignee agrees to be bound as "Purchaser" by all of the terms, covenants and conditions of the Sale Agreement and Assignee assumes for the benefit of Assignor and the Seller all of Assignor's obligations as "Purchaser" thereunder.

          b. Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite corporate power and authority to acquire, own and sell the Mortgage Loans;

          c. Assignee has full corporate power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of Assignee of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Assignee. This Agreement has been fully executed and delivered by Assignee and constitutes the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its respective terms, except as enforcement is limited by applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and by general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

          d. No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this Agreement, or the consummation by it of the transaction contemplated hereby; and

          e. There is no action, suit, proceeding, investigation or litigation pending or, to Assignee's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would materially and adversely affect (i) the purchase of the Mortgage Loans from Assignor, (ii) the execution, delivery or enforceability of this Agreement, or (iii) Assignee's ability to perform its obligations under this Agreement.

     9. Bringdown of Corporate Representations and Warranties. Seller Represents and warrants to Assignee that the corporate representations and warranties set forth in Section 6.02 only of the Sale Agreement are true and correct and shall be deemed to be made as of the date hereof.

     10. Governing Law. Except to the extent preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the choice of law rules of New York or any other jurisdiction.

     11. Confidentiality. The Seller, Assignor and Assignee hereby acknowledge and agree that this Agreement shall be kept confidential and its contents will not be divulged to any party without the other party's consent except to the extent that it is appropriate for the Seller, Assignor or Assignee to do so in working with their respective directors, officers, employees, agents, legal counsel, auditors, taxing authorities or other governmental agencies.

     12. Conflict with Sale Agreement. To the extent there is any conflict between the terms of the Sale Agreement and this Agreement, the latter shall be controlling, notwithstanding anything to the contrary contained in the Sale Agreement.

     13. Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Sale Agreement.

     14. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

     15. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, return receipt requested, or, if by other means, when received by the other party at the address as follows:

     (a) if to Assignee:

               ______________________________

               ______________________________

               ______________________________

               With copy to:

               ______________________________

               ______________________________

               ______________________________

     (b) if to the Seller:

               ABN AMRO Mortgage Group, Inc.
               7159 Corklan Drive
               Jacksonville, Florida 32258
               Attn: Raymond Barbone
               Fax: 904/288-5099
               Phone: 904/288-5211

               With copy to:

               LaSalle Bank Corporation
               Legal Department - M 0900-380
               2600 West Big Beaver Road
               Troy, Michigan 48084
               Attn: Thomas E. Reiss
               Fax: 248/637-2768
               Phone: 248/637-2571

     (c) if to Assignor:

               ______________________________

               ______________________________

               ______________________________

               With copy to:

               ______________________________

               ______________________________

               ______________________________

                            [SIGNATURE PAGE FOLLOWS]

     The parties hereto have executed this Agreement on the date first above written.

                                        ------------------------------
                                        Assignor


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ------------------------------,
                                        Assignee


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ABN AMRO MORTGAGE GROUP, INC.,
                                        the Seller


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                                 MORTGAGE LOANS

                                   (attached)

                                    EXHIBIT B

                MASTER MORTGAGE LOAN SALE AND SERVICING AGREEMENT

                                   (attached)

                                    EXHIBIT 8

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
                        (for Securitization Transaction)

                                     between

                      ___________________________________,
                                  as Assignee,

                      ____________________________________
                                   as Assignor

                                       and

                         ABN AMRO Mortgage Group, Inc.,

                                  as the Seller

                             Dated _________________

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
                        (for Securitization Transaction)

     This Assignment, Assumption and Recognition Agreement (the "Agreement") is made and entered into on __________________, by ___________________________, having an address at ____________________________________________________
("Assignor"), _______________________________________________, having an address at ________________________________________________________ ("Assignee") and ABN
AMRO Mortgage Group, Inc., having an address at 2600 West Big Beaver Road, Troy, Michigan 48084 ("Seller").

     WHEREAS, the Assignor has acquired certain mortgage loans set forth on Exhibit A (the "Mortgage Loans") from the Seller pursuant to that certain Master Mortgage Loan Sale and Servicing Agreement (the "Sale Agreement"), dated as of October 1, 2006;

For and in consideration of the mutual promises and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Defined terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Sale Agreement.

     2. Except as expressly provided for herein, and upon payment to Seller of any Transfer Fee, if applicable, required pursuant to the Sale Agreement, the Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as purchaser, in, to and under (a) the Mortgage Loans and (b) the Sale Agreement with respect to the Mortgage Loans.

     The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under any and all obligations of the Assignor with respect to any mortgage loans subject to the Sale Agreement which are not the Mortgage Loans set forth on Exhibit A attached hereto and are not the subject of this Agreement.

     Except as is otherwise expressly provided herein, Assignor makes no representations, warranties or covenants to Assignee and Assignee acknowledges that Assignor has no obligations to Assignee under the terms of the Sale Agreement, or otherwise relating to the transaction contemplated herein, including but not limited to, any obligation to repurchase any of the Mortgage Loans or to indemnify Assignee.

     3. Recognition of Assignee by the Seller. From and after the date hereof, and on the condition that Assignor shall have paid any Transfer Fee required pursuant to the Sale Agreement, the Seller shall recognize Assignee as the owner of the Mortgage Loans and the "Purchaser" under the Sale Agreement with respect to such Mortgage Loans.

     4. Servicing of the Mortgage Loans. From and after the date hereof, and on the condition that Assignor shall have paid any Transfer Fee required pursuant to the Sale Agreement, the Seller shall service the Mortgage Loans for Assignee in accordance with the Sale Agreement.

The address of Assignee set forth in Section 15 of the Sale Agreement shall be amended to read as follows:

                    Attn: _______________

     The wire transfer instructions for distributions to Assignee on the remittance dates shall be as follows:

                    Bank:               __________________
                    City:               __________________
                    ABA Routing Number: __________________
                    For Credit to:      __________________
                    Account No.:        __________________
                    Attn:               __________________

     5. Status of Sale Agreement. The Seller and Assignor represent and warrant to Assignee that as of the date hereof (a) the Sale Agreement with respect to each of the Mortgage Loans is in full force and effect, (b) the Sale Agreement has not been amended or modified in any respect (except as provided herein), and
(c) there has been no waiver or any agreement to waive any provision, nor has any notice of termination been given, under the Sale Agreement.

     6. No Claims. The Seller represents and warrants to Assignor and Assignee that it has no offsets, counterclaims or other defenses available to it with respect to the Sale Agreement. Assignor represents and warrants to the Seller and Assignee that it has no offsets, counterclaims or other defenses available to it with respect to the Sale Agreement.

     7. Covenants, Representations and Warranties of Assignor. Assignor represents and warrants to, and covenants with, Assignee that:

          a. Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and sell the Mortgage Loans;

          b. Assignor has full corporate power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of Assignor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Assignor. This Agreement has been fully executed and delivered by Assignor and constitutes the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its respective terms, except as enforcement is limited by applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and by general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

          c. No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this Agreement, or the consummation by it of the transaction contemplated hereby;

          d. There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would materially and adversely affect (i) the sale of the Mortgage Loans to Assignee, (ii) the execution, delivery or enforceability of this Agreement, or (iii) Assignor's ability to perform its obligations under this Agreement; and

          e. Immediately prior to payment of the Purchase Price for the Mortgage Loans, Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever.

     8. Covenants, Representations and Warranties of Assignee. Assignee represents and warrants to, and covenants with, Assignor and the Seller that:

          a. Except for the provisions pertaining to the payment of the purchase price thereunder, from and after the date hereof, Assignee agrees to be bound as "Purchaser" by all of the terms, covenants and conditions of the Sale Agreement and Assignee assumes for the benefit of Assignor and the Seller all of Assignor's obligations as "Purchaser" thereunder.

          b. Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite corporate power and authority to acquire, own and sell the Mortgage Loans;

          c. Assignee has full corporate power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of Assignee of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Assignee. This Agreement has been fully executed and delivered by Assignee and constitutes the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its respective terms, except as enforcement is limited by applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and by general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

          c. No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this Agreement, or the consummation by it of the transaction contemplated hereby; and

          d. There is no action, suit, proceeding, investigation or litigation pending or, to Assignee 's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would materially and adversely affect (i) the purchase of the Mortgage Loans from Assignor, (ii) the execution, delivery or enforceability of this Agreement, or (iii) Assignee ability to perform its obligations under this Agreement.

     9. Bringdown of Corporate Representations and Warranties. Seller Represents and warrants to Assignee that the corporate representations and warranties set forth in Section 6.02 only of the Sale Agreement are true and correct and shall be deemed to be made as of the date hereof.

     10. Governing Law. Except to the extent preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the choice of law rules of New York or any other jurisdiction.

     11. Confidentiality. The Seller, Assignor and Assignee hereby acknowledge and agree that this Agreement shall be kept confidential and its contents will not be divulged to any party without the other party's consent except to the extent that it is appropriate for the Seller, Assignor or Assignee to do so in working with their respective directors, officers, employees, agents, legal counsel, auditors, taxing authorities or other governmental agencies.

     12. Conflict with Sale Agreement. To the extent there is any conflict between the terms of the Sale Agreement and this Agreement, the latter shall be controlling, notwithstanding anything to the contrary contained in the Sale Agreement.

     13. Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Sale Agreement.

     14. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

     15. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, return receipt requested, or, if by other means, when received by the other party at the address as follows:

     (a)  if to Assignee:

               _____________________________
               _____________________________
               _____________________________

               With copy to:

               _____________________________
               _____________________________
               _____________________________

     (b)  if to the Seller:

               ABN AMRO Mortgage Group, Inc.
               7159 Corklan Drive
               Jacksonville, Florida 32258
               Attn: Raymond Barbone
               Fax: 904/288-5099
               Phone: 904/288-5211

               With copy to:

               LaSalle Bank Corporation
               Legal Department - M 0900-380
               2600 West Big Beaver Road
               Troy, Michigan 48084
               Attn:  Thomas E. Reiss
               Fax: 248/637-2768
               Phone: 248/637-2571

     (c)  if to Assignor:

               _____________________________
               _____________________________
               _____________________________

          With copy to:

               _____________________________
               _____________________________
               _____________________________

                            [SIGNATURE PAGE FOLLOWS]

     The parties hereto have executed this Agreement on the date first above written.

                                        ---------------------------------------,
                                        Assignor


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ---------------------------------------,
                                        Assignee


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ABN AMRO MORTGAGE GROUP, INC.,
                                        the Seller


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


[ACKNOWLEDGED:
Entity Name: ________________________


By
   ----------------------------------
Name:
      -------------------------------
Title:                              ]
       -----------------------------

                                    EXHIBIT A

                                 MORTGAGE LOANS

                                   (attached)

                                    EXHIBIT B

                MASTER MORTGAGE LOAN SALE AND SERVICING AGREEMENT

                                   (attached)

                                    EXHIBIT C

                          FORM OF BACK-UP CERTIFICATION

                                    EXHIBIT 9

                             INDEMNIFICATION LETTER

                                                                  ________, 2006

[XYZ, Inc.
Address

          Re:  XYZ Mortgage Pass-Through Trust 200_-XX
               Mortgage Pass-Through Certificates, Series 200_-XX

Ladies and Gentlemen:

     Reference is hereby made to the [Free Writing Prospectus] [Prospectus Supplement] dated _______, 200_ (the "PROSPECTUS SUPPLEMENT"), relating to the public offering of XYZ Mortgage Pass-Through Certificates, Series 200_-XX (the "CERTIFICATES").

     1. In connection with the purchase by XYZ, Inc. ("XYZ") from XYZ Subsidiary, Inc. ("XYZ SUB") of certain mortgage loans that were originated or acquired by ABN AMRO Mortgage Group, Inc. ("ABN AMRO") and sold to XYZ Sub pursuant to a certain Mortgage Loan Purchase and Servicing Agreement, effective as of ___________, 200_, and in connection with the above-referenced transaction, ABN AMRO hereby indemnifies and holds harmless XYZ, each director of XYZ, each officer of XYZ who signed the Registration Statement, each affiliate of XYZ, and each person, if any, who controls XYZ within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 ACT") or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Underwriter, Inc., (collectively, the "XYZ INDEMNIFIED PARTY"), against any and all losses, expenses, damages, liabilities, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses to which the XYZ Indemnified Party may become subject, under the 1933 Act or otherwise, which arise out of or are based upon any untrue statement of any material fact contained in the ABN AMRO Information (as defined below) or the omission to state in the ABN AMRO Information a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission relates to the ABN AMRO Information in the Prospectus Supplement. [ "ABN AMRO Information" shall mean, (i) the information under the caption "Underwriting Process--ABN AMRO Mortgage Group, Inc.", excluding the first paragraph thereof titled "General", a copy of which is attached hereto as Exhibit A, and the static pool information set forth on ABN AMRO's internet website at [www._________] [Updated as needed for each deal] (the "ABN AMRO INFORMATION").

     2. XYZ [and an affiliate indemnifier of sufficient financial strength acceptable to ABN AMRO if XYZ is not of sufficient financial strength acceptable to ABN AMRO] each hereby jointly and severally indemnify and hold harmless ABN AMRO, each officer and director of ABN AMRO and each person, if any, who controls ABN AMRO within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act (collectively, the "ABN AMRO INDEMNIFIED PARTY" and together with the XYZ Indemnified Party, an "INDEMNIFIED PARTY") against any and all losses, expenses, damages, liabilities, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses to which the ABN AMRO Indemnified Party may become subject, under the 1933 Act or otherwise, which arise out of or are based upon any untrue statement of any material fact contained in the Prospectus Supplement or the omission to state in the Prospectus Supplement a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission relates to information in the Prospectus Supplement other than the ABN AMRO Information (the "XYZ INFORMATION");

     3. Promptly after the Indemnified Party receives notice of the commencement of any such action, the Indemnified Party will, if a claim in respect thereof is to be made pursuant to this agreement, promptly notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the Indemnified Party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding the indemnifying party's election to appoint counsel to represent the Indemnified Party in an action, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the indemnifying party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party,
(iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the Indemnified Party to employ separate counsel at the expense of the indemnifying party. The indemnifying party will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding. In addition, for so long as the indemnifying party is covering all costs and expenses of the Indemnified Party as provided herein, no Indemnified Party will settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

     4. If the indemnification provided for in this agreement is decreed unenforceable, in whole or in part, for public policy reasons by a court of competent jurisdiction, then the indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, damages or liabilities referred to above in such proportion as is appropriate to reflect the relative fault of the indemnifying party in connection with the statements or omissions which resulted in such losses, damages or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to the ABN AMRO Information or the XYZ Information and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Party as a result of the losses, damages or liabilities referred to in the first sentence of this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action which is the subject of this paragraph.

     5. Notwithstanding anything herein to the contrary, however, the indemnifying party, without the prior written consent of the Indemnified Party, shall not agree to any settlement if the matter involves any possible criminal action or proceeding, or contains a stipulation to, or admission or acknowledgment of any wrongdoing (in tort or otherwise) on the part of the Indemnified Party, and the settlement of any such matter without the prior written consent of the Indemnified Party shall be void and of no effect.

     6. GOVERNING LAW. EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES OF NEW YORK OR ANY OTHER JURISDICTION.

                                        Very truly yours,

                                        ABN AMRO MORTGAGE GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


AGREED TO AND ACCEPTED:
XYZ, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


[ADDITIONAL SUBSTANTIAL INDEMNIFIER]


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT A

                              ABN AMRO INFORMATION

             [To be provided by ABN AMRO and updated for each deal.]

                                   EXHIBIT 10

                          FORM OF ANNUAL CERTIFICATION

Re: The [_____] agreement dated as of [___], 200[__] (the "Agreement"), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF
SELLER], hereby certify to ________________________________________________
("Purchaser's Agent"), with the knowledge and intent that it will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Seller provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of Seller's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122(a) of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports and officer certificates related to the servicing of the Mortgage Loans during 200__, that were delivered pursuant to the Agreement (collectively, the "Seller Servicing Information");

(2) Based on my knowledge, the Seller Servicing Information, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Seller Servicing Information;

(3) Based on my knowledge, all of the Seller Servicing Information required to be provided to Purchaser's Agent by the Seller under the Agreement has been provided to Purchaser's Agent;

(4) I am responsible for reviewing the activities performed by the Seller as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement, and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, Seller has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by Seller pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by Seller [and by any Subservicer or Subcontractor] pursuant to the Agreement, have been provided to Purchaser's Agent, and they disclose all material instances of noncompliance with the Servicing Criteria and the Agreement.

ABN AMRO MORTGAGE GROUP, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:                                  Date:
       ------------------------------         ------------------------

                                   EXHIBIT 11

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

     The assessment of compliance to be delivered by [the Seller] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

                                                                                   APPLICABLE
                                                                                    SERVICING
                               SERVICING CRITERIA                                   CRITERIA
--------------------------------------------------------------------------------   ----------
   REFERENCE                                  CRITERIA
   ---------                                  --------
                                 GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any                X
                   performance or other triggers and events of default in
                   accordance with the transaction agreements.

1122(d)(1)(ii)     If any material servicing activities are outsourced to third         X
                   parties, policies and procedures are instituted to monitor the third party's performance and compliance with such
                   servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect         X
                   on the party participating in the servicing function
                   throughout the reporting period in the amount of coverage
                   required by and otherwise in accordance with the terms of the transaction agreements.

                                 CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on mortgage loans are deposited into the appropriate        X
                   custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor         X
                   or to an investor are made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash          X
                   flows or distributions, and any interest or other fees
                   charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash               X
                   reserve accounts or accounts established as a form of
                   overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
                   transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a federally insured          X
                   depository institution as set forth in the transaction
                   agreements. For purposes of this criterion, "federally
                   insured depository institution" with respect to a foreign
                   financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                   Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized        X
                   access.

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all              X
                   asset-backed securities related bank accounts, including
                   custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction
                   agreements; (C) reviewed and approved by someone other than the person

                                                                                   APPLICABLE
                                                                                    SERVICING
                               SERVICING CRITERIA                                   CRITERIA
--------------------------------------------------------------------------------   ----------
   REFERENCE                                  CRITERIA
   ---------                                  --------
                   who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction
                   agreements.

                                 INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with the           X
                   Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
                   Specifically, such reports (A) are prepared in accordance
                   with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C)
                   are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in               [X]
                   accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two              [X]
                   business days to the Servicer's investor records, or such
                   other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree         [X]
                   with cancelled checks, or other form of payment, or custodial bank statements.

                                     POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as
                   required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as
                   required by the transaction agreements.

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
                   conditions or requirements in the transaction agreements.

1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in           X
                   accordance with the related mortgage loan documents are
                   posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in
                   accordance with the related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the mortgage loans agree            X
                   with the Servicer's records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's          X
                   mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
                   accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans,        X
                   modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
                   requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained during         X
                   the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are

                                                                                   APPLICABLE
                                                                                    SERVICING
                               SERVICING CRITERIA                                   CRITERIA
--------------------------------------------------------------------------------   ----------
   REFERENCE                                  CRITERIA
   ---------                                  --------
                   maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the
                   entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment
                   rescheduling plans in cases where delinquency is deemed
                   temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for mortgage        X
                   loans with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as            X
                   escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the
                   transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable
                   mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or                X
                   insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has
                   been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to         X
                   be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within         X
                   two business days to the obligor's records maintained by the servicer, or such other number of days specified in the
                   transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are            X
                   recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item        No
                   1114(a)(1) through (3) or Item 1115 of Regulation AB, is
                   maintained as set forth in the transaction agreements.

                                   EXHIBIT 12

                            ASSIGNMENT AND CONVEYANCE

          On this ______ day of ____, 200_, ABN AMRO MORTGAGE GROUP, INC. (the "Seller") as the Seller under that certain Master Mortgage Loan Sale and Servicing Agreement, dated as of October 1, 2006 (the "Agreement") does hereby sell, transfer, assign, set over and convey to MERRILL LYNCH MORTGAGE LENDING, INC. (the "Purchaser") as the Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Attachment 1, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein; provided, that the sale of the Mortgage Loans by the Seller is on a servicing-retained basis. Pursuant to Section 5.03 of the Agreement, the Seller has delivered to the Purchaser or its designee the Mortgage Loan Documents for each Mortgage Loan to be purchased.

          Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                                        ABN AMRO MORTGAGE GROUP, INC.

                                        Seller


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                  ATTACHMENT 1

                             MORTGAGE LOAN SCHEDULE


                                        2